Exhibit 10.2



     THIS AGREEMENT made as of this 25th day of March, 1998 (the "Effective Date"), by and between Pharmaceutical Resources, Inc., a New Jersey corporation, with offices at One Ram Ridge Road, Spring Valley, New York, United States of America, 10977 (hereinafter referred to as "Resources") and Genpharm Inc., an Ontario corporation, with offices at 85 Advance Road, Etobicoke, Ontario, M8Z 2S6, (hereinafter referred to as "Genpharm").

                                 R E C I T A L S

     WHEREAS Genpharm and its Affiliates (as hereafter defined) are engaged in research, development, manufacture and distribution of pharmaceutical products and have submitted to the United States Food and Drug Administration abbreviated new drug applications (and/or have compiled or intend to compile data for submission of abbreviated new drug applications) for certain of the Products (as hereafter defined);

     AND WHEREAS, as between Genpharm and its Affiliates, Genpharm has the exclusive right to supply, market and distribute such Products in North America, which right permits Genpharm to appoint distributors, exclusive or otherwise, in respect of all or any of the Products for the whole or any part of such territory;

     AND WHEREAS Resources and its Affiliate are engaged in, inter alia, manufacturing, marketing and distributing generic pharmaceutical products throughout the Territory (as hereafter defined) and own and operate FDA approved manufacturing facilities and possess qualified marketing and distribution systems and organizations to enable it to repackage bulk Products and effectively promote, market and distribute such Products throughout the Territory;

     AND WHEREAS Genpharm desires to grant to Resources the exclusive right to purchase, market, promote and distribute the Products in the Territory and Resources desires to accept and exercise such right, all subject to the terms and conditions set forth in this agreement;

     AND WHEREAS the parties wish to enter into this agreement to set forth herein the arrangements regarding their respective rights and obligations with respect to the development, registration, supply and distribution of the Products for the Territory;

     NOW THEREFORE the parties hereto agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 Definitions: Wherever used in this agreement the words and terms, "Affiliate", "ANDA", "Applicable Percentage", "Approved Listing Fee", "business day", "CGMP", "Competing Product", "Confidential Information", "Deductible Listing Fee", "Development Cost", "Excess Reprocurement Costs", "FDA", "Gross Profits", "Gross Sales", "Manufacturer", "Manufacturing Cost","Marketing Costs", "Net Sales", "Person", "Plant","Products", "Product Approval", "Product Information", "Product Manufacturing Requirements", "Recall", "Recall Expenses", "Repackaging Expenses", "Specifications", "Stock Purchase Agreement", "Territory", "Third Party Licensor", "Third Party Royalty", "Transfer Price",

"Threshold Amount" and "Unit" shall have the respective meanings set out in Schedule "A" annexed hereto. In addition, words and expressions parenthetically defined elsewhere in this agreement shall, throughout this agreement, have the meanings therein provided. Defined terms shall be used in the singular or in the plural, as sense shall require.

1.2 Headings: The headings of all Articles and Sections hereof are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the contents hereof and shall not be considered part of this agreement or affect the construction or interpretation of this agreement.

1.3 No Strict Construction: The language used in this agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction against any party shall apply to any term or condition of this agreement.

                                    ARTICLE 2
                              EXCLUSIVE APPOINTMENT

2.1 Exclusive Distributor: Subject to the provisions of this agreement and to the receipt by Genpharm or its Affiliate, as the case may be, of a Product Approval for such Product, Genpharm hereby appoints Resources as the sole and exclusive distributor of the Products for the Territory and Resources hereby accepts such appointment and agrees to act as such sole distributor upon such terms and conditions. Except for its right to delegate to an Affiliate of Resources any duty, obligation or right hereunder in relation to a Product in accordance with the provisions of Section 14.8 below (but only for so long as such Person remains an Affiliate of Resources), Resources shall not delegate to any Person any duty or obligation of Resources hereunder in relation to a Product without the prior written consent of Genpharm (which consent may be withheld in the sole discretion of Genpharm).

2.2 Additional Products: The parties may, by mutual agreement, add any other generic pharmaceutical product to or delete a Product from this agreement and, in such event, the parties shall date and initial such alteration on Schedule "B" for purposes of identification and thereafter the terms of this agreement shall govern the products so added and shall terminate in respect of the products so deleted (except to the extent of continuing obligations following termination as hereinafter contemplated). The foregoing right to terminate this agreement as regards a specific Product by mutual agreement is in addition to and not in substitution or derogation of any right of a party hereunder to unilaterally terminate this agreement as regards any Product pursuant to Section
3.4 or 3.7 or Article 10 hereof. The foregoing right to add any product by mutual agreement to Schedule "B" is in addition to and not in substitution or derogation of the rights and obligations contemplated in Sections 3.4 or 3.10 hereof.

2.3 Nature of Relationship: This agreement does not constitute or create (and the parties do not intend to create hereby) a joint venture, pooling arrangement, partnership, or formal business organization of any kind between and among any of the parties, and the rights and obligations of the parties shall be only those expressly set forth herein. The relationship hereby established between Resources and Genpharm is solely that of buyer and seller, each is an independent contractor engaged in the operation of its own respective business. Neither party shall be considered to be an agent of the other for any purpose whatsoever. Each party shall be responsible for providing its own personnel and workers' compensation, medical coverage or similar benefits, any life, disability or other insurance protection; and shall be solely responsible

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

for the payment of social security benefits, unemployment insurance, pension benefits, withholding any required amounts for income and other employment-related taxes and benefits of its own employees, and shall make its own arrangements for injury, illness or other insurance coverage to protect itself; its Affiliates, its subcontractors and personnel from any damages, loss and/or liability arising out of the performance of this agreement. Neither party has the power or authority to act for, represent, or bind the other (or its Affiliates) in any manner.

2.4 Territorial and Product Restrictions Applicable to Resources: During the term of this agreement applicable to a Product neither Resources nor any of its Affiliates will directly or indirectly sell such Product outside of the Territory or to any Person in the Territory where it knows or has reason to believe that such Product will be resold by such Person outside of the Territory. In the event the foregoing provision is or becomes unenforceable or is unlawful in the Territory, then it shall be deemed replaced by the most restrictive provision on marketing or sale of the Product outside of the Territory as shall be lawful and enforceable in the Territory. If Genpharm establishes that one of Resources' customers or a customer of any of its Affiliates is exporting such Product out of the Territory, Resources shall (and shall cause its Affiliates to) either cease to supply such customer or obtain (and enforce, if necessary) an undertaking from such customer not to sell the Product outside of the Territory (unless Resources [or its Affiliate, as the case may be] is precluded from taking such action under applicable law). In addition, Resources shall not (and it shall not authorize, permit or suffer any of its Affiliates to), directly or indirectly, manufacture, purchase, sell or distribute a Competing Product in the Territory at any time during the term of this agreement applicable to a Product (including, for greater certainty, prior to receipt by Genpharm or any of its Affiliate of a Product Approval for such Product).

2.5 Product Restrictions Applicable to Genpharm: Genpharm agrees that, during the term of this agreement applicable to a Product, neither it nor any of its Affiliates shall, directly or indirectly, sell such Product in the Territory or to any Person outside of the Territory where it knows or has reason to believe that such Product will be resold by such Person in the Territory. In the event the foregoing provision is or becomes unenforceable or unlawful in the Territory it shall be deemed to be replaced by the most restrictive provision on marketing or sale of the Product in the Territory as shall be lawful or enforceable in the Territory. If Resources notifies Genpharm that one of its customers (or a customer of its Affiliate) is marketing the Product in the Territory, Genpharm shall (and shall cause its Affiliates to) either cease to supply such customer or obtain (and enforce if necessary) an undertaking from such customer not to market such Product in the Territory (unless Genpharm [or its Affiliate, as the case may be] is precluded from taking such action under applicable law). Genpharm further agrees that, so long as Merck KGaA and its Affiliates hold collectively at least 33-1/3% of the issued and outstanding shares of Resources' common stock, neither Genpharm nor any of its Affiliates will sell, market or distribute in the Territory any generic pharmaceutical product which has the same active ingredient, same strengths, is in the same dosage form and is for the same indication as a generic pharmaceutical product currently marketed and distributed by Resources and its Affiliates in the Territory as described in Schedule "C" annexed hereto so long as Resources or any of its Affiliates are actively marketing and selling such Product in the Territory; provided that where a product identified on Schedule "C" is one in respect of which Genpharm or any of its Affiliates holds the ANDA approval and is being distributed by Resources and its Affiliates in the Territory pursuant to an agreement with Genpharm or any of its Affiliates then Genpharm and its Affiliates shall be free to sell, market and distribute such product in the Territory at such time as its agreement with Resources and its Affiliates terminates in respect of such product or Resources and/or its Affiliates' exclusive right to distribute such


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

product by or on behalf of Genpharm and its Affiliates pursuant to such agreement is terminated in accordance with the provisions thereof.



                                    ARTICLE 3
                      PRODUCT DEVELOPMENT AND REGISTRATION


3.1 Obligations to Develop and Register Products: Subject to Section 3.4 below, Genpharm shall, or shall cause its Affiliates to, use commercially reasonable best efforts to develop the Products for the Territory in such order of priority as is determined by Genpharm and to submit ANDA's to the FDA to obtain Product Approvals for such Products as soon as reasonably practicable following successful development, provided that Genpharm shall have the right, in its discretion, to alter the priority to be given to development and/or registration of the Products and nothing herein contained shall constitute a guarantee or warranty of Genpharm that development of any Product will be commenced or continued, that a submission for a Product Approval for such Product will be filed within any specific time period or that a Product Approval for any Product will be obtained. Notwithstanding the foregoing, Genpharm and its Affiliate may, at their option, in lieu of independently developing a Product (directly or through any other Affiliate) obtain a licence of the Product Information of any Person who is not an Affiliate of Merck KGaA (the "Third Party Licensor") and submit an ANDA for such Product based upon such licenced Product Information. It is understood and agreed by Resources that where Genpharm or its Affiliate licences its Product Information for a Product from a Third Party Licensor it may be required to pay to the Third Party Licensor a royalty or other compensation (including, without limitation, profit sharing) for its right to use such Product Information (the "Third Party Royalty"). Genpharm shall hereafter advise Resources of its intention or the intention of its Affiliate to licence any Product Information in relation to a Product for the Territory from a Third Party Licensor and shall consult with Resources prior to entering into any agreement with such Third Party Licensor to licence such Product Information so that Resources shall be fully informed as to the nature and terms of such relationship.


3.2 Development Responsibility: Subject to Section 3.4 below, it shall be the responsibility of Genpharm and/or its Affiliates, (i) to complete the development of the Products in accordance with the applicable requirements of the FDA, (ii) where such development has been successfully completed, to file an ANDA for the Product with the FDA and, (iii) where an ANDA for such Product has been submitted, to use commercially reasonable efforts to ensure that it receives a Product Approval for such Product from the FDA on the earliest possible schedule given the FDA process. It is understood and agreed that the Product Approval granted in respect of a Product will be registered in Genpharm's name or the name of one of its Affiliates.

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


3.3      Status Reporting: Genpharm shall from time to time:

         (i) advise Resources in writing of any unforeseen material problems or delays encountered or additional requirements imposed upon Genpharm or its Affiliate, as the case may be, since the date of its last report in connection with the development and/or registration of a Product (and of which Resources has not been otherwise advised pursuant to (ii) below); and

         (ii) provide Resources with such information as Resources may reasonably request in writing from time to time with respect to the status of the development and/or registration of a particular Product.

3.4 Right to Terminate  Obligations Prior to Product  Approval:  Notwithstanding
Section 3.1 hereof or any other provision contained in this agreement but subject to the limitations set forth in the final sentence of this Section, Genpharm shall have the right, upon written notice to Resources, to immediately terminate its obligations hereunder to develop, and/or seek a Product Approval for a Product or Products if, in the reasonable opinion of Genpharm, it is not commercially reasonable to develop such Product or to seek to obtain or maintain a Product Approval therefor, including, by way of illustration only and without limiting the generality of the foregoing, by reason of:

         (i) technical factors relating to the development of the Product including, without limitation, the failure of clinical trials/bioavailability studies previously conducted by Genpharm or its Affiliate, as the case may be, in relation to the Territory or elsewhere or the introduction by the FDA of new technical requirements, in each case, which materially increase the cost of developing the Product or of obtaining or maintaining a Product Approval therefore;

         (ii) withdrawal from the market of the branded counterpart of the Product in the Territory;

         (iii)    the  existence of contra  indications  relating to the Product
                  not   currently   known   which  may   adversely   affect  the
                  marketability of such Product;

         (iv)     the high cost of manufacturing the Product;

         (v) the shortage of supply of the active ingredient or other components essential to the manufacture of such Product;

         (vi) the presence or anticipated presence on the market of Competing Products in the Territory at the time when a Product Approval for such Product is expected to be obtained or within a reasonable time period thereafter which may affect the potential selling price of the Product or Resources' potential share of the market having regard for the volume required to obtain reasonable economies of scale for Genpharm or the Manufacturer;

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

         (vii) the introduction into the Territory of new branded products which materially adversely affect or may potentially materially adversely affect the market for the Product in the Territory;

         (viii) the introduction into the Territory or the anticipated introduction into the Territory of a product which has the same active ingredient and is for the same indication as a Product but which is in a different dosage form and which materially adversely affects or may materially adversely affect the market for such Product in the Territory; or

         (ix) the institution of any suit, action or other legal proceeding against Genpharm or its Affiliates, as the case may be, or against any other Person alleging that the development of the Product as contemplated by Genpharm or the Affiliate in question breaches the proprietary rights of any Person which proceeding, in the reasonable opinion of Genpharm, could delay the ability of Genpharm or such Affiliate to obtain a Product Approval for the Product to a point in time where marketing the Product will no longer be economically feasible and/or the costs of litigating, even if successful, will materially adversely affect the potential economic benefit which Genpharm or its Affiliate may derive through the distribution of the Product pursuant to this agreement or could result in the liability of Genpharm or such Affiliate for material damages or affect their right to develop, manufacture or sell such Product.

Upon the exercise of such right by Genpharm this agreement, except Sections 3.5 and 3.6 below, shall terminate in respect of the Product in question. Provided that if Genpharm exercises the rights hereunder to terminate this agreement as regards more than 10 of the Products to which this agreement applies on the Effective Date then it shall, upon any further exercise of such right pursuant to this Section, substitute for the Product in respect of which this agreement is to be terminated (the "Replaced Product") a generic pharmaceutical product which in the opinion of Genpharm, acting reasonably, is a commercially reasonable substitute (the "Substitute Product") for such Replaced Product. Genpharm shall consult with Resources prior to selecting the Substitute Product and shall advise Resources in writing of the identity of the Substitute Product within 30 days of the exercise of its right of termination as regards the Replaced Product pursuant to this Section, whereupon Schedule "B" hereto shall be amended by the addition of the Substitute Product, which addition shall be dated and initialled by Genpharm and Resources for purposes of identification and thereafter this agreement shall apply to the Substitute Product. Genpharm acknowledges and agrees that once a clinical trial/bioavailability study has been successfully completed with respect to a Product Genpharm shall be obligated to file (or cause its Affiliate to file) an ANDA with the FDA for such Product unless Resources consents to Genpharm (and its Affiliates) not filing such an ANDA, which consent of Resources shall not be unreasonably withheld or unduly delayed.

3.5      Licence of Product Information to Resources:

(a) If Genpharm exercises its right pursuant to Section 3.4 for any reason (other than pursuant to Paragraphs 3.4 (iii) or (ix) above) to terminate this agreement in respect of a Product, Resources shall have the right for a period of 20 business days following receipt by it of the notice contemplated in Section 3.4 hereof to require Genpharm to grant (or cause the applicable Affiliate to grant) to Resources an exclusive licence upon the terms herein contemplated to use the Product

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

         Information to obtain a Product Approval for such Product in the Territory and to market and sell such Product in the Territory, the right of Resources hereunder to be exercised by notice in writing to Genpharm (which notice, to be effective, shall reference this Section, shall specify the Product to be licenced and shall be received by Genpharm within such 20 business day period). The rights of Resources and the obligations of Genpharm pursuant to this Subsection (a) shall not apply to any Products in respect of which Genpharm (or the applicable Affiliate, as the case may be) licenses Product Information from a Third Party Licensor if the agreement with such Third Party Licensor prohibits Genpharm (or such Affiliate) from so licensing such Product Information to Resources (whether absolutely or without the consent of the Third Party Licensor, which consent Genpharm (or such Affiliate) has been unable to obtain notwithstanding its use of reasonable commercial efforts to obtain such consent).

(b) Following the proper exercise by Resources of its rights pursuant to Subsection (a) above, Resources and Genpharm (on its own behalf or on behalf of its applicable Affiliate, as the case may be) shall negotiate in good faith the provisions of an exclusive licence agreement in relation to such Product Information and the Product, which agreement shall be executed and delivered by the licensor and Resources within 60 days of the receipt by Genpharm of the notice contemplated in Subsection (a) above or within 15 days of the final determination of the provisions of such licence agreement as contemplated in Subsection
         (c) below. Such agreement shall be prepared initially by Genpharm and shall be submitted by Genpharm to Resources within 30 days of its receipt of such notice. Such agreement shall provide that:

         (i) Resources shall not have the right to sublicence any Product Information or to authorize any other Person to use Product
                  Information for any purpose (other than to a Person who is then and who continues thereafter to be an Affiliate of Resources and who agrees to be bound by the provisions of the licence agreement);

         (ii) all information, tests and studies not contained in the Product Information and which are required by Resources to obtain a Product Approval for such Product shall be developed and conducted by Resources and/or its Affiliate at their sole cost and expense;

         (iii) the licensor will answer Resources' reasonable inquiries concerning such Product Information so as to enable Resources to obtain a Product Approval for the Product in question but it shall not be required to compile or develop information which is not already available to or possessed by it;

         (iv) Resources will not use the Product Information licenced to it pursuant hereto to obtain a regulatory licence or approval to market the Product outside of the Territory nor will it sell such Product outside of the Territory or to any Person in the Territory where Resources knows or has reason to believe such Person will resell the same outside of the Territory (and the agreement will contain restrictions similar to those contained in Section 2.4 hereof);


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

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

         (v) Resources will pay to the licensor (and to Genpharm, where Genpharm is not the licensor, in the proportions directed by Genpharm) an aggregate royalty equal to [****] of the Gross Profits derived from Net Sales of the licensed Product made by or on behalf of Resources or its Affiliates in the Territory (determined in the manner contemplated in this agreement with the proviso that Resources or its Affiliates manufacturing cost of such product calculated in the manner contemplated in the definition "Manufacturing Cost" herein contemplated shall be treated as the Transfer Price hereunder), provided that no royalty shall be payable on Gross Profits earned from Net Sales of the licensed Product until such Gross Profits exceed an amount equal to the reasonable Development Costs incurred by Resources and its Affiliates to develop such Product and to obtain the Product Approval for such Product.

(c) Such agreement shall also contain such other terms and provisions customarily included in license agreements for product information as Genpharm and Resources may mutually agree upon and in the event of a dispute between such parties as to the inclusion of any provision in such agreement or the manner of expressing any concept, such dispute shall be resolved through arbitration to be conducted in accordance with the provisions of Article 13 hereof.

3.6 Withdrawal from Market: If Genpharm terminates this agreement with respect to a Product pursuant to Section 3.4 hereof and Resources does not exercise its rights pursuant to Section 3.5 in respect of such Product then neither Genpharm nor its Affiliate will seek a Product Approval for such Product for a period of 18 months from the date upon which this agreement terminates in respect of such Product without offering Resources the right to reinstate this agreement as regards such Product.

3.7      Election of Resources:

(a) At least 90 days prior to Genpharm commencing to manufacture the validation batches of the Product required to obtain the Product Approval for such Product, Genpharm shall notify Resources in writing of its estimated Transfer Price of such Product (it being acknowledged and agreed by Resources that Genpharm shall have no obligation to manufacture or cause its Affiliates to manufacture the validation batches until such time as Resources has waived in writing its rights with respect to such Product pursuant to Subsection (b) below and submitted to Genpharm [or such right has expired and Resources is deemed to have submitted to Genpharm pursuant to Subsection (b) below] a purchase order for the Product to be so manufactured in such validation batches).

(b) Notwithstanding the provisions of 2.1 hereof, within 30 days of the receipt by Resources of the notice contemplated in Subsection (a) above, Resources shall have the right, to be exercised by written notice to Genpharm, to immediately terminate its obligations to distribute such Product hereunder if, in the reasonable opinion of
         Resources:

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

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

         (i) it is not commercially reasonable to sell and distribute such Product by reason of those factors, events or circumstances contemplated in clauses 3.4 (ii), (iii), (vii) or (viii); or

         (ii) the Gross Profit which may be earned by Resources and its Affiliates pursuant to this agreement from the distribution of such Product will be less than [****] of Gross Sales having regard to the estimated Transfer Price of the Product and taking into account the presence or anticipated presence in the market of Competing Products at the time when the Product Approval for such Product is expected to be obtained by Genpharm or its Affiliate or within a reasonable time period thereafter which may affect the potential selling price of the Product or Resources' potential share of the market;

         Upon the exercise of such right by Resources, this agreement, except Subsection (c) below, shall terminate in respect of the Product in question. In the event that Resources does not exercise such right of termination within the time and in the manner hereinbefore contemplated, Resources shall be deemed to have placed a purchase order with Genpharm for the products manufactured as part of the validation batches, which products shall be made available to Resources for pickup as contemplated in Section 5.3 hereof as soon as possible following receipt by Genpharm or its Affiliates of the Product Approval therefore.

(c) If Resources exercises the right pursuant to Subsection (b) above to terminate this agreement in respect of a Product and within 30 days of Genpharm or its Affiliate receiving a Product Approval for such Product Genpharm, despite reasonable commercial efforts in that regard, remains unable to engage any other Person reasonably acceptable to Genpharm to exclusively distribute such Product in the Territory on its behalf upon terms and provisions at least as favourable to Genpharm as those contained herein, Resources shall pay to Genpharm [****] of the reasonable Development Costs incurred by Genpharm and its Affiliates to develop the Product and to obtain a Product Approval for such Product. In addition, Resources shall not, and shall not authorize, permit or suffer any of its Affiliates to sell, market or distribute a Competing Product in the Territory for a period of 3 years from the date upon which Resources shall have elected to terminate this agreement in respect of such Product.

3.8      Representation and Warranties re Status:

(a) Resources represents and warrants to Genpharm that neither it nor any of its Affiliates is prohibited by any law, rules or regulation or by any order, directive or policy from selling any of the Products (assuming that the Product Approvals have been obtained) or other pharmaceutical products within the Territory and that neither Resources nor any of its Affiliates is a Person who is listed by a United States federal agency as debarred, suspended, proposed for debarment or otherwise ineligible for federal programs in the United States or other jurisdictions within the Territory (an "Ineligible Person").

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

(b) Genpharm represents and warrants to Resources that neither it nor any of its Affiliates who have or are developing a Product for the Territory or who is or will be a Manufacturer thereof is currently prohibited by any law, rule or regulation or by any order, directive or policy from selling the Products within the Territory (on the assumption that it holds whatever licenses are required for a foreign corporation to carry on business generally within such jurisdiction and holds Product Approvals for such Products) and that neither Genpharm nor any such Affiliate is an Ineligible Person.

3.9 Expenses of Patent Challenges: Resources shall pay to Genpharm, within 30 days of the receipt of an invoice therefor (which invoice shall be accompanied with a copy of the third party invoice evidencing the expense in question), [****] of the legal fees and disbursements and other reasonable expenses actually incurred by Genpharm and its Affiliates to investigate and defend the claim of any Person (hereafter referred to as a "Claim") that the Product as developed by Genpharm (and/or its Affiliates) infringes any patent or other proprietary right of such Person enforceable in the Territory (such legal fees, disbursements and other expenses incurred by Genpharm and its Affiliates to investigate and defend a Claim being herein referred to as the "Patent Defence Expenses"). If the Patent Defence Expenses incurred by Genpharm and its Affiliates in respect of a Product exceeds [****] then, at any time thereafter, Resources shall have the right terminate its obligation to fund [****] of any future Patent Defence Expenses incurred by Genpharm and its Affiliates with respect to such Product by notice in writing to Genpharm (a "Notice"), which Notice shall be effective upon its receipt by Genpharm and shall terminate the obligation of Resources to fund any Patent Defence Expenses incurred by Genpharm and its Affiliates with respect to such Product after the date upon which such Notice is received by Genpharm but, for greater certainty, Resources shall remain liable to Genpharm for [****] of the Patent Defence Expenses incurred by Genpharm and its Affiliates to and including the date upon which such Notice is so received by Genpharm. Termination by Resources hereunder of its obligation to fund Patent Defence Expenses incurred by Genpharm and its Affiliates in respect of one or more Products shall not affect the obligation of Resources to fund Patent Defence Expenses incurred by Genpharm and its Affiliates with respect to other Products (subject to Resources' rights to terminate its obligations to fund such expenses with respect to any other Product or Products in accordance with the provisions hereof). The obligation of Resources to fund Patent Defence Expenses incurred in respect of a Product shall terminate upon termination of this agreement in respect of such Product provided that Resources shall remain liable to Genpharm for the Patent Defence Expenses relating to such Product incurred prior to such date of termination (to the extent it is otherwise liable therefor), which liability shall survive the termination of this agreement. Upon a written request of Resources Genpharm will authorize the lawyer or other representative of Genpharm or its applicable Affiliate engaged in the defense or investigation of such Claim to discuss with and disclose to Resources possible future Patent Defense Expenses to be incurred in the investigation or defense of the Claim.

3.10 Right of First Refusal - Development: Resources acknowledges and agrees on its own behalf and on behalf of its Affiliates that they shall not commence to develop any generic pharmaceutical product for the Territory not under active development by Resources or any of its Affiliates on the Effective Date without first offering to Genpharm, by notice in writing (which notice shall specify in respect of such product, its dosage form, indications and strengths) the right to develop such product (either itself or through one of its Affiliates) as an additional product to which this agreement shall apply. Genpharm shall, within 45 days of the receipt of such notice, notify Resources whether or not it wishes to add such product to this agreement (and, in the absence of any such reply, Genpharm shall be deemed to have declined such offer). If Genpharm declines or is deemed to have declined such offer Resources and Genpharm (and their respective Affiliates) shall each be free to develop such product for the Territory free of any rights of the other. Subject to the final sentence of this Section, if Genpharm accepts such offer within the time and in the manner herein provided such product shall be added to Schedule "B" hereto as a product to be developed for the Territory by Genpharm and/or its Affiliate (which addition shall be dated and initialled by the parties for purposes of identification) and thereafter the terms of this agreement shall govern such product. Provided that from and after the date, if ever, upon which Merck KGaA and its Affiliates hold collectively less than 33-1/3% of the issued and outstanding shares of Resources' common stock, Resources shall have no further obligation pursuant to this section to offer to Genpharm the first right to develop products which Resources and its Affiliates proposes to develop as herein contemplated. Where Resources' proposes to develop such product and obtain an ANDA approval therefor from the FDA based upon a licence of Product Information from a third party then any exercise by Genpharm of its right pursuant to this Section to have such product added to this agreement shall be null and void (and such product shall not be added to this agreement with each such party being free to develop such product independently as hereinbefore contemplated) if Resources, within 60 days of the exercise by Genpharm of such right hereunder, can provide reasonable evidence that Genpharm and its Affiliates do not have the ability to develop and have such product available to market within a reasonably comparative time frame to that within which Resources could reasonably develop and have such product available to market based upon the third party's licenced information.


                                    ARTICLE 4
                        MANUFACTURE AND SUPPLY OF PRODUCT


4.1 Exclusive Supplier: Subject to receipt by Genpharm or its Affiliate of a Product Approval for a Product Genpharm shall use commercially reasonable efforts to manufacture (or cause to be manufactured) and supply to Resources, in accordance with the terms and conditions set forth herein and in a timely fashion, reasonable quantities of such Product. Resources shall order from Genpharm all of its and its Affiliate's requirements of the Product for the Territory in accordance with the terms and conditions set forth herein.

4.2 Manufacturing Responsibilities: Each Product supplied by Genpharm hereunder shall be manufactured (which shall include, without limitation, all testing, bulk packaging and labelling) in an FDA approved facility and in accordance with the following (collectively, the "Product Manufacturing Requirements"), (i) the Specifications for the Product, (ii) applicable cGMP and good laboratory practices and (iii) all other applicable rules, regulations and requirements of the FDA relative to the manufacture of such Product.

4.3 Storage of Products Pending Shipment: The finished bulk Product to be made available to Resources hereunder shall be stored by Genpharm and/or the Manufacturer, pending shipment, in accordance with the Specifications for such Product and applicable cGMP.

4.4 Quality Control and Assurances and Release Documentation: Genpharm shall or, shall cause the Manufacturer to, perform all in-process quality control tests and quality assurance reviews on the Product as required by the Product
Manufacturing Requirements and shall, or shall cause the Manufacturer to, certify in writing that each batch of the Product delivered to Resources was manufactured in strict conformity with the Product Manufacturing Requirements and the other terms of this agreement.

4.5 Product Warranty: Genpharm warrants that all Product supplied by it to Resources pursuant to this agreement shall be manufactured, packaged, tested, stored and handled in accordance with the Product Manufacturing Requirements and that at the time of the delivery of such Product to the carrier at Genpharm's or the Manufacturer's Plant, as the case may be, such Product: (i) will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act ("Act"), as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as such Act and such laws are constituted and effective at the time of delivery and (ii) will not be an article which may not, under the provisions of Sections 404 and 505 of such Act, be introduced into interstate commerce. NEITHER GENPHARM NOR THE MANUFACTURER MAKES ANY REPRESENTATION THAT THE PRODUCT IS USEFUL FOR THE INTENDED PURPOSE OR THAT IT IS FREE FROM INHERENT SIDE EFFECTS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.


                                    ARTICLE 5
                   PRODUCTION FORECASTS, ORDERS AND DELIVERIES

5.1 Forecasts and Commitments: To assist Genpharm to schedule production of the Products, Resources shall provide to Genpharm (or as it directs) for each Product to be manufactured and supplied to Resources hereunder, quarterly (at least 45 days in advance of the commencement of the first calendar month forecasted thereunder), a 12 month rolling forecast of Resources' estimated requirements of the Product, which forecast shall represent a commitment of Resources to purchase the quantity of Product projected for the first month thereunder and a commitment, subject to a 20% variance, to purchase the quantity of Product forecasted for the second and third months forecasted thereunder. Subject to the foregoing, all forecasts are estimates only and Resources shall only be bound to purchase the Product pursuant to purchase orders submitted, or deemed hereunder to be submitted, by it to Genpharm (or to such person as Genpharm may direct). All purchase orders for a Product shall specify the delivery date therefor, which delivery date shall be no sooner than 16 weeks following the receipt of such order by Genpharm or such other period of time as Genpharm shall specify in writing to Resources within a reasonable period of time following receipt by Genpharm or the Manufacturer of the Product Approval for such Product. Resources shall deliver the first such forecast within a reasonable period of time following receipt of such Product Approval by Genpharm or the Manufacturer and shall deliver the updated and extended forecasts every 3 months thereafter.

5.2 Purchase Orders: All orders for Product shall be placed using Resources' standard form of purchase order and shall be invoiced using Genpharm's standard form of invoice. All purchase orders submitted by Resources shall contemplate the purchase of Product in minimum batch sizes as contemplated in the applicable Product Approval or multiples thereof (unless Genpharm agrees in writing to smaller quantities [either generally or in respect of any particular purchase order]) and shall specify, amongst other things, the required delivery date. In the event of any conflict between the terms of any purchase order and the terms of any invoice related thereto, the terms of the purchase order shall govern. In the event of any conflict between the terms of any purchase order and the terms of this agreement, the terms of this agreement shall govern (unless the parties shall have mutually agreed to the contrary in writing in respect of a particular instance).

5.3      Delivery of Product:

(a) Products shall be made available to Resources for pickup in bulk containers (where applicable) at Genpharm's or the Manufacturer's Plant, as the case may be. Resources shall arrange for shipping and/or transportation of the Products from such Plant to Resources' Spring Valley, New York facility and pay all shipping and related costs, including insurance, and any customs duties and other taxes imposed on the importation of the Product into the Territory. Genpharm shall (or shall cause the Manufacturer to) promptly notify Resources by fax that any order (or part thereof) is available for pick-up at its or at such Manufacturer's Plant (this notice shall hereafter be referred to as the "Availability Notice"). Resources shall use reasonable commercial efforts to pick up the Products that are the subject of an Availability Notice within 10 business days of receipt of the Availability Notice; provided that, if such pickup has not occurred on or prior to the expiry of such 10 day period, Resources shall, for purposes of its payment obligations to Genpharm pursuant to Sections 6.1 and 6.2 below, be deemed to have picked up the Products which are the subject of the Availability Notice on the last business day of such 10 day period. If the Products in question have not been picked up by or on behalf of Resources within 20 business days of an Availability Notice, Genpharm may, but shall not be obligated to, cause the Products to be delivered to Resources' Spring Valley, New York, facility at Resources' sole cost and expense and risk of loss and title to the Products shall pass to Resources upon pickup of the Products at Genpharm's or such Manufacturer's Plant, as the case may be, in the same manner as if the pickup had been effected by Resources itself, provided that Genpharm shall provide for the Products to be insured during transit in a commercially reasonable manner at Resources' sole cost and expense.

(b) Genpharm shall, or shall cause the Manufacturer to, supply to Resources all documentation necessary to export such Product from the jurisdiction where its Plant is located and all documentation required by Resources to import such Product into the Territory to the extent that same is available to Genpharm (or such Manufacturer) or is reasonably capable of being generated by it.

(c) Risk of loss and title to the Products shall pass to Resources upon pickup of the Product by, on behalf of, or for the account of Resources at Genpharm's or such Manufacturer's Plant as aforesaid.

(d) Products supplied by Genpharm hereunder shall have a minimum shelf life of 20 months which shall run from the date that the Availability Notice in respect of such Product is received by Resources.

5.4 Cancellation of Order: Notwithstanding anything herein contained, if an Availability Notice in respect of any Product subject to a purchase order has not been given within 60 days following the required delivery date hereunder Resources shall be entitled to cancel such order (or portion thereof in respect of which no Availability Notice has so been given) by notice in writing to Genpharm.

5.5 Documentation to Accompany Deliveries: All deliveries of Product by or on behalf of Genpharm shall be accompanied by all documentation required under applicable law to import the Product into, and for Resources to offer the Product for sale in, the Territory including, without limitation, any quality assurance or quality control audit results and/or certifications that the Product Approval for the Product have been audited to ensure that any Product supplied hereunder has been manufactured in conformity with cGMP and applicable FDA regulations.

5.6 Assistance With Export & Import Laws: Resources and Genpharm shall provide such commercially reasonable assistance as the other may request relative to the exportation or importation of Products not expressly provided in this agreement.


                                    ARTICLE 6
                           PAYMENTS, REPORTS AND AUDIT


6.1      Purchase Price:

(a) The purchase price payable by Resources for Product supplied to it by or on behalf of Genpharm shall be the aggregate of (i) the Transfer Price of such Product and (ii) the additional consideration to be paid to Genpharm pursuant to Section 6.3 hereof in respect of Net Sales of such Product.

(b) In addition to such purchase price Resources shall pay all applicable sales tax, use tax, consumption tax, goods and services tax, value added tax or similar tax, imposts or duties levied upon the sale of the Product by Genpharm to Resources whether that tax, impost or duty is levied under the laws of the jurisdiction where the Manufacturer's Plant is located or the jurisdiction where Resources or Genpharm is located (or of any state, province, territory or other political subdivision thereof) and whether it is currently in force or comes into force after the Effective Date of this agreement.

(c) The Transfer Price shall be invoiced and all payments hereunder shall be made in U.S. dollars. Any costs or expenses which are to be paid by Resources hereunder or which were incurred by Genpharm (or a Manufacturer, as the case may be) in a currency other than U.S. dollars shall be converted into its U.S. dollar equivalent in accordance with the usual procedures therefore used by Genpharm or the applicable Manufacturer in determining its Manufacturing Costs.

6.2 Invoicing and Payment: Genpharm shall invoice Resources for the Transfer Price of the Product at the time such product is picked up or is deemed to be picked up by or on behalf of Resources as contemplated in Section 5.3 hereof or within a reasonable period of time thereafter. The Transfer Price shall be due and payable within 45 days following the date of such invoice. Each shipment of Product to Resources shall constitute a separate sale, obligating Resources to pay the purchase price therefor, whether such shipment be in whole or only partial fulfilment of any order.

6.3      Additional Consideration:

(a) As additional consideration for the Products Resources shall pay to Genpharm the Applicable Percentage of the Gross Profits arising out of Net Sales in the Territory by Resources or its Affiliates of Product supplied by or on behalf of Genpharm pursuant hereto, which additional consideration shall be paid to Genpharm as part of the purchase price for the Product sold and shall not be treated as a royalty or similar payment.

 (b) The payment to Genpharm of its share of Gross Profits shall be made in U.S dollars. For the purposes of determining Gross Profits, any delivery costs or other expenses incurred by Resources which are relevant to the calculation of Gross Profits and which are payable or were paid in a currency other than U.S. Dollars shall be converted into their U.S. dollar equivalent based upon the rate of exchange between the currency in question and U.S. dollars as reported in the Wall Street Journal on the 2nd business day preceding the day on which any such payment on account of Gross Profits is due.

6.4  Payment  of  Additional   Consideration  and  Accompanying   Documentation:
Genpharm's share of Gross Profits shall be paid by Resources to Genpharm quarterly, within 30 days following the end of each calendar quarter (being the last day of March, June, August and December in each year) with respect to Net Sales made by Resources or its Affiliates of such Products during such calendar quarter. Each such payment shall be accompanied by the following in respect of each Product supplied by or on behalf of Genpharm:

(a) a sales summary reasonably satisfactory to Genpharm showing all sales of such Product by Units (sku's) and dollars made by Resources and its Affiliates during the quarter in question;

(b) a detailed statement showing all returns, adjustments, credits, rebates and other debits and credits relevant to the calculation of Net Sales of such Product for the quarter in question together with copies of all documentation to support allowable deductions used in computing Net Sales during such quarter;

(c) a detailed statement showing Repackaging Expenses, Recall Expenses and Excess Reprocurement Costs incurred by Resources and its Affiliates and duties and taxes recovered by Resources and its Affiliates which are relevant to the calculation of Gross Profits for the quarter in question;

(d) a certificate signed by the Chief Financial Officer of Resources certifying that, to the best of his knowledge, information and belief, after reasonable investigation, the foregoing statements contemplated in (a), (b) and (c) above are true and correct and do not omit any material information required to be provided pursuant to this Section; and

(e) a summary of the calculation of the Gross Profits payable to Genpharm on such date.

For purposes of this agreement a sale shall be considered to have been made at the time the Product is shipped by Resources' or its Affiliate's to its customer. For purposes of computing Net Sales, all sales and other transactions between Resources and its Affiliates shall be disregarded.

6.5 Additional Information: Resources shall provide to Genpharm and shall cause its Affiliates to provide to Genpharm, promptly following a request therefor, such additional information concerning any sales of a specific Product
(including, without limitation, in respect of any sale, the date of the shipment, the name of the customer, the number of Units of the Product (by sku, if requested) sold to such customer and the invoice price charged by Resources or its Affiliates), chargebacks, credits, returns, adjustments and other credits and debits relevant to the calculation of Net Sales and Gross Profits in respect of a Product including information relating to Repackaging Expenses, Recall Expenses and Excess Reprocurement Costs incurred in or applicable to any period in respect of such Product, as Genpharm may reasonably request. Genpharm shall, or shall cause the applicable Manufacturer to, provide to Resources, promptly following a request therefor, such additional information concerning the calculation of the Transfer Price of Products previously supplied to Resources hereunder as Resources may reasonably request.

6.6 Interest: All payments to be made to Genpharm under this agreement shall bear interest from and after the Applicable Day (as that term is defined below) until paid at the annualized rate equal to the daily (as at the close of business on each such day) prime rate as quoted from time to time by Citibank N.A., New York, New York plus 5%, compounded daily. For purposes of this Section the term "Applicable Day" shall mean:

         (i) where the payment is on account of the Transfer Price of a Product which has not been made on its due date and Resources has not on 2 or more occasions during the same calendar year failed to pay a Transfer Price to Genpharm on its due date, 30 days after the due date therefore;

         (ii)     in any other case, the due date therefore.

6.7 Maintenance of Records: Each of Genpharm and Resources agrees that it shall keep (and shall cause its Affiliates to keep) complete and accurate books and records of account containing all information required for the computation and verification of all amounts on which payments hereunder are based and shall, upon reasonable written notice from the other, make such records available for examination by such other party or, at the requesting party's expense, supply copies of such records to such other party.

6.8 Examination of Records: Each of Genpharm and Resources shall have the right, upon reasonable written notice to the other, to designate an independent certified public or chartered accountant (except one to whom the other has a reasonable objection) to have access during ordinary working hours to such records as may be necessary to audit the correctness of any invoice, report or payment made under this agreement. Genpharm and Resources shall provide and shall cause its Affiliates to provide to the accountant engaged by the other full and complete access to their pertinent books and records. In the event that any accountant shall have questions which are not in his judgment answered by such books and records, the accountant shall have the right to confer with representatives of the Person whose books and records are under review including its Chief Financial Officer. If any audit under this Section 6.8 shall reveal a discrepancy by more than 3% of any amount payable hereunder or $10,000.00 US, whichever is greater, the costs and expenses relating to such investigation/audit shall be borne by the party creating such discrepancy. Genpharm and Resources shall each have the right to audit such books and records of the other pursuant to this Section 6.8 no more often than twice in any contract year (as hereinafter defined) unless in any of the prior 3 contract years such investigation revealed a discrepancy by more than 3% or $10,000.00 US, as aforesaid, in which case Genpharm or Resources shall have the right to audit such books and records of the other 3 times in such contract year. For the purposes hereof, a contract year shall be a period of 12 months commencing on the Effective Date of this agreement or on an anniversary thereof. Any Person whose books and records are to be audited in accordance with the foregoing may, as a condition to providing any accountant access to its books and records, require such accountant to execute a reasonable confidentiality agreement.

6.9 Survival of Obligation: The obligation to make the payments and to provide the reports contemplated in this Article 6 and the rights of Resources and Genpharm to conduct audits or investigations pursuant to Section 6.8 hereof shall survive the termination or expiration of this agreement or thereafter and shall apply to all Products supplied to Resources by or on behalf of Genpharm pursuant hereto prior to the effective date of the termination or expiration of this agreement or thereafter notwithstanding that such Product may have been resold by Resources or its Affiliates to its customers after the termination or expiration of this agreement. For greater certainty, the parties acknowledge and agree that Resources shall pay to Genpharm the Applicable Percentage of the Gross Profit derived from Net Sale of all Products supplied by or on behalf of Genpharm to Resources pursuant to this agreement irrespective of whether such Product is resold by Resources or its Affiliate prior to or subsequent to the termination or expiration of this agreement.

                                    ARTICLE 7
                          REPACKAGING AND DISTRIBUTION


7.1      Resources' Repackaging Responsibilities:

(a) Resources shall repackage and relabel the Product into finished labelled Units for sale in the Territory in an FDA approved facility and shall be solely responsible for the contents of the labels and artwork on all Units of finished labelled Product sold or otherwise released by Resources (except for information contained in such labels which are also contained on the labels of the bulk Product supplied by or on behalf of Genpharm to Resources pursuant hereto). In repackaging and relabelling the Product Resources shall comply with (i) the Specifications for such Product, (ii) applicable FDA cGMP and (iii) all other applicable rules, regulations and requirements of the FDA and any other applicable governmental or regulatory bodies, agencies and officials in the Territory relative to repackaging and labelling of the Product for sale in the Territory. All labels and all artwork concepts on all packaging material used by Resources in connection with relabelling and packaging of a Product shall be subject to the prior reasonable approval of Genpharm, provided that the approval by Genpharm of any label or artwork concept shall not relieve or otherwise affect Resources' obligations or responsibilities hereunder in relation to relabelling and packaging of the Product or arising out of the use of such labels or packaging material or the release of Product in the Territory so labelled and packaged (or impose any obligation or responsibility on Genpharm in connection with such labels or packaging material or their use or release, as aforesaid, except as expressly contemplated above with respect to the contents of information contained on the labels which was provided by or on behalf of Genpharm).

(b) Genpharm shall, or shall cause the Manufacturer to, supply to Resources all information and data relating to a Product which it is obligated to provide to Resources and its Affiliates as a repackager and relabeller of such Product pursuant to applicable laws. Genpharm shall, or shall cause the Manufacturer to, deliver to Resources, upon reasonable request of Resources, a copy of all correspondence which it receives from or forwards to the FDA or other regulatory authority with respect to a Product following receipt of its Product Approval therefor provided that such correspondence does not contain Confidential Information of Genpharm or such Manufacturer which it desires to maintain confidential and which it is not obligated by law to disclose to Resources.

7.2 Resources' Obligation re Marketing: Resources shall use reasonable best commercial efforts (utilizing its marketing, distribution and management systems and those of its Affiliate) to develop a market for the Products in the Territory and to actively and continuously promote the sale of the Products in the Territory, such efforts shall be not less than those used by Resources and its Affiliates to promote the sale of other products which they market. Resources shall be solely responsible for advertising and promotion of the Product and shall comply with all applicable laws, rules and regulations in that regard including, without limitation, applicable FDA regulations and guidelines.

7.3 Pricing: Resources shall have sole discretion in setting the price for the sale of the Products in the Territory, provided that it shall not discount the price of any Product to enhance the sale of Resources' or any of its Affiliates' Other Products (as that term is defined below) or use any Product as a loss leader or incentive to procure the sale of Resources' or any of its Affiliates' Other Products (including, without limitation, through tied or bundled sales). Rebate and other discount programs (excluding any pricing programs where the price of the Product is discounted to enhance the sale of Resources' or any of its Affiliates' Other Products or where a Product is used as such loss leader or incentive or to procure the sale of Resources' or its Affiliates' Other Products) generally available to Resources' or its Affiliates' customers in connection with the purchase of pharmaceutical products shall not be prohibited by this Section. Any discounts to a price below what is reasonably necessary to secure sales of any Product or discounts that are used to secure sale of Other Products of Resources' or its Affiliate's (through bundled sales or otherwise) will be fully absorbed by Resources out of its share of Gross Profits in relation to the Product or will be charged to those Other Products of Resources or its Affiliates that are in the product bundles, as the case may be, and will not directly or indirectly reduce Genpharm's share of Gross Profits hereunder. For purposes of this Section 7.3, the term "Other Products" shall mean pharmaceutical products sold, marketed and distributed by Resources or its Affiliates other than the Products.

7.4 Storage and Handling by Resources: Resources shall ensure that all Products made available to it by or on behalf of Genpharm pursuant to this agreement are transported, received, handled, stored and delivered in accordance with the Specifications for the Product applicable thereto and applicable cGMP and other FDA requirements (and the requirements of all other applicable governmental or regulatory bodies, agencies or affiliates in the Territory) so that such Products do not become adulterated or otherwise cease to meet their
Specifications as a result of any acts or omissions of Resources, its Affiliates, and their respective agents, employees, transporters or those for whom Resources or its Affiliates are responsible.

7.5 Release of Product By Resources: Resources shall conduct or cause to be conducted such quality control tests as it deems necessary or as are required by law (including any rules, regulations and requirements of the FDA and the requirements of all other applicable governmental or regulatory body, agency or officials in the Territory) prior to sale or other release of a Product in the Territory.

7.6 Credit Risks: Resources shall assume sole responsibility for all credit risks and collections of receivables in respect of Products sold by it or its Affiliates in the Territory and in respect of all dealings between Resources or its Affiliates and its customers and any third parties from whom Resources and/or its Affiliates sources any goods and services required by it in connection with repackaging, labelling, transporting, storing, promoting, marketing, selling or delivering the Product.

7.7 Repackaging and Marketing Expenses: For greater certainty, Resources acknowledges and agrees that it shall be solely responsible for all costs and expenses incurred by it or its Affiliates in connection with relabelling, packaging, promoting, marketing and selling the Products in the Territory (or otherwise performing its obligations hereunder) without any right to recover same directly or indirectly from Genpharm (save and except for partial recovery of permitted listing fees and other similar payments contemplated in Paragraph
(iv) of the definition "Net Sales" and Repackaging Expenses through the calculation and sharing of Gross Profits hereunder).


                                    ARTICLE 8
                         PRODUCT REJECTIONS AND RETURNS

8.1      Product Rejection:

(a) Within 35 days from the date of receipt of each delivery of Product Resources shall inspect the Product (Resources hereby acknowledging that its failure to inspect shall not release it from the obligations it would otherwise have had it conducted an inspection as herein contemplated, or provide it with additional rights). Resources shall advise Genpharm in writing (a "Rejection Notice") if a shipment of Product is not in conformity with Genpharm's obligations hereunder or is otherwise defective, provided, however, that Resources' failure to advise Genpharm in a timely manner that a shipment of Product does not conform shall not prejudice Resources' right to reject or return the Product if the defect or other non-conforming condition which justifies rejection or return could not have been detected by Resources' inspection in accordance with cGMP standards. If Resources delivers a Rejection Notice in respect of all or any part of a shipment of Product, then Genpharm and Resources shall have 60 days from the date of Genpharm's receipt of such notice to resolve any dispute regarding whether all or any part of such shipment of Product fails to conform with the Product Specifications or is otherwise defective. Disputes between such parties as to whether all or any part of a shipment rejected by Resources conforms with Product Specifications not resolved in the 60 day period shall be resolved by an independent testing laboratory or a consultant ( if not a laboratory analysis issue), the cost of which shall be paid by the party least successful in such dispute.

(b) In the event any Product is appropriately rejected by Resources (being Product which does not satisfy the Product warranty contemplated in
         Section 4.5 as a result of any act by or omission of Genpharm or the Manufacturer), Genpharm shall replace such Products with conforming goods within 16 weeks or, if requested by Resources, provide a credit to Resources for the Transfer Price previously paid by Resources to
         Genpharm on account of the Product in question, and for all transportation and insurance costs, duties, taxes and fees paid or payable by Resources to import and deliver the Product in question from Genpharm's or the Manufacturer's Plant, as the case may be, to Resources' facility in Spring Valley, New York. The credit shall be provided immediately following the expiry of the period during which Genpharm may dispute a Rejection Notice as contemplated in Subsection
         (a) above (unless the Rejection Notice is disputed by Genpharm, in which event such credit shall only be given upon resolution of the dispute). Replacement Products shall be delivered to Resources at no cost to Resources if Resources has already paid for the rejected Products and not received a credit therefor, as aforesaid.

(c) For purposes of Section 10.2 hereof, once a Product is rejected by Resources, Resources' obligation to pay for such Product shall be suspended until such time as it is determined:

         (i) by the independent laboratory or consultant that the Product should not have been rejected by Resources; or

         (ii) by the parties or by any arbitration conducted pursuant hereto or by a final order of a court of competent jurisdiction (which is not subject to further appeal) that no act by or omission of Genpharm or the Manufacturer was the cause of the problem.

8.2      Products Returns:

(a) Notwithstanding the provisions of Section 8.1 hereof, Genpharm shall accept the return of any Product which is returned to Resources by its customers because of defects (including failure to meet the Product's Specifications) which are due to any act or omission of Genpharm. In the event of such an accepted return, Genpharm shall provide a credit to Resources for the Transfer Price paid by Resources to Genpharm for the returned Product and all transportation and insurance costs and custom duties, taxes and fees paid by Resources upon the importation and delivery of such Product from Genpharm's or the Manufacturer's Plant, as the case may be, to Resources' facility in Spring Valley, New York (or an allowance on account thereof) or, at Resources' request, shall make available to Resources, without charge, replacement Product within a period of 16 weeks. At Resources' option, and with the consent of Genpharm, which shall not be unreasonably withheld, Resources may destroy any Product returned to it.

(b) Any return of Product accepted by Resources from its customers in the ordinary course of business, including without limitation, Product returned as defective due to acts or omissions attributable to Resources, its Affiliates or their respective agents or employees, shall be treated as returns for the purpose of calculating Net Sales so that when Resources next calculates the share of Gross Profits payable to Genpharm in respect of the Product in question, it shall not include (if the sale of the returned Product was not previously included in a prior reporting period) or it shall deduct from Net Sales (if previously included in respect of a prior reporting period), as the case may be, an amount equal to the Gross Profit attributable to returned Product, it being the intention of Genpharm and Resources that no share of Gross Profit shall be paid or payable to Genpharm in respect of the sale of a returned Product.

(c) In the event any Product is returned to Genpharm by its customers because the Product is alleged to be defective and Resources believes that such defect is due to an act or omission of Genpharm or the Manufacturer, Resources shall notify Genpharm within a reasonable period of any such return and shall provide or make available to Genpharm (or, at Genpharm's direction, the Manufacturer) such samples (if available) and other information concerning the returned Product available to Resources or its Affiliate so as to allow Genpharm (or such Manufacturer) to test and evaluate the allegedly defective Product. Resources shall retain a sufficient number of samples of the allegedly defective Product so that additional samples are available at a later date should additional testing be required by an independent testing laboratory or consultant as contemplated in Subsection (d) below, or by Resources or by Genpharm (or such Manufacturer) for their own purposes. If not enough samples exist to be so divided, then Resources and Genpharm shall confer and reach agreement as to the handling of any available samples.

(d) Genpharm shall complete its review and evaluation of the returned Products (or cause the Manufacturer to complete such review and evaluation) within 20 business days of receiving the returned Products from Resources or such longer period of time as may be reasonable in the circumstances to enable Genpharm (or such Manufacturer) to conduct or cause to be conducted such tests, studies or investigations (and to receive the results therefrom) as may be required to confirm or dispute the existence of the problem or to identify the cause or source thereof. If Genpharm asserts that the returned Product satisfies the Product Manufacturing Requirements or that the defect is not due to any act or omission of Genpharm or the Manufacturer, representative samples of the Product shall be submitted to a mutually acceptable independent testing laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the party against whom the discrepancy is resolved. If it is determined by the independent laboratory or consultant that the returned Product does not satisfy the Product warranty contemplated in Section 4.5 and that such failure is due to any act by or omission of Genpharm or the Manufacturer, then the replacement Product in respect of the returned Product shall be delivered to Resources without charge or appropriate credit (or allowance) shall be given therefor as contemplated in Subsection 8.2(a) hereof.

8.3 Exclusive Remedy: Subject to Section 9.1 and 9.2 hereof and to its rights, if any, to recover expenses associated with a Recall as herein contemplated, Resources hereby acknowledges and agrees (on its own behalf or on behalf of its Affiliates) that the sole remedy for Genpharm's failure to supply Product in accordance with the provisions of this agreement (unless such failure is wilful or due to gross negligence of Genpharm or the Manufacturer, if applicable) shall be to require Genpharm to replace the Product that does not meet such Product's warranty hereunder with conforming goods within the time periods hereinbefore contemplated or to provide Resources with a credit in the amount contemplated in this Article and that Genpharm (and its Affiliates) shall not be liable to Resources for consequential or incidental damages including, without limitation, loss of profits or prospective profits of any kind (and that neither Resources nor any of its Affiliates shall have any rights or recourse whatsoever against the Manufacturer, all of which rights and recourses, if any, are herein waived and released); provided that in the event that Genpharm fails to supply Product (or replacement Product) to Resources in accordance with its obligations hereunder and, as a result of such failure, a customer of Resources or its Affiliate is entitled to cancel an order for such Product from Resources or its Affiliate and to source a Competing Product from an alternate source (being a Person other than Resources or any of its Affiliates) and to require Resources or its Affiliate to pay to such customer the reasonable excess reprocurement costs incurred by such customer, then Genpharm's responsibility shall be limited to reimbursing Resources for the Applicable Percentage of such excess reprocurement costs actually paid or credited by Resources or its Affiliate to its customer (such costs being the difference between the landed cost to such customer of such Competing Product over and above the sale price of the Product in question from Resources to such customer [the "Excess Reprocurement Costs"]).

8.4 Return Policy: Other than Product which have been appropriately rejected by Resources pursuant to Section 8.1 above or returned Product as contemplated in Subsection 8.2(a) above Resources shall not have the right to return to Genpharm any Product purchased by it without Genpharm's prior written consent.

8.5 Survival of Provisions: The provisions of this Article 8 shall survive the termination or expiration of this agreement.

                                    ARTICLE 9
                     DAMAGES, INDEMNIFICATION AND INSURANCE


9.1 Limitation re Claims: Subject to the limitations set forth in this Section 9.1, Resources and Genpharm covenant and agree to indemnify, save harmless and compensate the other (and its Affiliates, for whose benefit such other party shall hold the benefit of this provision in trust) from, against or for, as the case may be, any and all claims, demands, actions, causes of action, suits, proceedings, judgements, damages, expenses (including reasonable attorney's fees and expenses), losses, fines, penalties and other similar assessments, as the case may be, (the "Damages") relating to or arising out of a breach by Genpharm or Resources, as the case may be, of any of the representations, warranties, covenants or agreements herein; provided that, except where the breach arises out of the representation or warranty being intentionally false or inaccurate or constitutes a wilful material breach by Genpharm or Resources of its duties or obligations hereunder or an act or omission constituting gross negligence, the claim of the aggrieved party for Damages arising out of the breach shall be limited to claiming the amounts owing or payable to it in accordance with the provisions of this agreement and any out of pocket costs and expenses (including amounts paid or payable by it to third parties, other than Excess Reprocurement Costs [except to the extent contemplated in Section 8.3 hereof]) which it has incurred and the aggrieved party shall not be entitled to recover from the defaulting or breaching party any lost profits or consequential or punitive damages, including loss or damage to its goodwill or reputation.

9.2 Third Party Claims: In the event that the sale or other release in the Territory by Resources or its Affiliates of any Product supplied by or on behalf of Genpharm to Resources pursuant to this agreement results in a third party claim:

(a) to the extent that the Damages awarded or incurred relate to or arise out of the manufacturing, testing, bulk packaging, labelling (if applicable), storage or handling of a Product by Genpharm or a Manufacturer or any other act by or omission of Genpharm, a Manufacturer or any other Persons for whose acts or omissions they are responsible at law Genpharm shall be responsible therefor and shall defend, indemnify and hold harmless Resources and its Affiliate from and against all such Damages; and

(b) to the extent that the Damages awarded or incurred relate to or arise out of transporting, receiving, manufacturing (if applicable), repackaging, labelling (if applicable), testing, storage, handling, use, marketing, distribution, sale or delivery of a Product by Resources or its Affiliates or any other act by or omission of Resources, any of its Affiliate or any other Person for whose acts or omissions they or any one or more of them is responsible at law, Resources shall be responsible therefor and shall defend, indemnify and hold harmless Genpharm and its Affiliates from and against all such Damages;

Upon the assertion of any third party claim against Genpharm or Resources (or their respective Affiliates) that may give rise to right of indemnification under this agreement, the Person claiming a right to indemnification (the "Indemnified Party") shall give prompt notice to the Person alleged to have the duty to indemnify (the "Indemnifying Party") of the existence of such claim (provided that the failure to give such notice in timely fashion shall not release the Indemnifying Party of its obligations of indemnification hereunder except to the extent that the Indemnifying Party has been prejudiced thereby) and shall give the Indemnifying Party reasonable opportunity to control, defend and/or settle such claim at its own expense and with counsel of its own selection; provided, however, that the Indemnified Party shall, at all times, have the right to fully participate in such defense at its own expense with separate counsel and, provided that both parties to the extent that they are not contractually or legally excluded therefrom, or otherwise prejudiced in a legal position by so doing, shall co-operate with each other and with their respective insurers in relation to the defense of such third party claim. The Indemnifying Party shall consult with the Indemnified Party with respect to settlement of any claim. The Indemnifying Party shall have the right to settle any claim without the consent of the Indemnified Party, provided that the Indemnified Party is unconditionally released from such claim and it is not otherwise prejudiced by the terms of settlement. In the event the Indemnifying Party elects to defend such claim, the Indemnified Party may not settle such claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party shall, within a reasonable time after such notice has been given, fail to defend, compromise or settle such claim, (or thereafter fails to diligently defend such claim) then the Indemnified Party shall have the right to defend, compromise or settle such claim without prejudice to its rights of indemnification hereunder. Notwithstanding the foregoing, in the event of any dispute with respect to indemnity hereunder, each party shall be entitled to participate in the defence of such claim and to join and implead the other in any such action.

9.3 Insurance: Each of Resources and Genpharm shall (and shall cause their respective Affiliates, as required, to) during the term of this agreement and for a period of not less than 36 months following the termination of this agreement, carry or be subject to coverage under (as a named insured) product liability insurance (including blanket contractual liability) in an amount of not less than $10 Million U.S. combined single limit, which insurance will be written on an occurrence policy form with an insurance carrier reasonably acceptable to the other party. Each of Genpharm and Resources shall, at the request of the other, provide evidence to such requesting party of compliance with its insurance obligations (and those of its Affiliate) under this Section and evidence of renewals of any such policy, from time to time.

9.4 Survival: The provisions of this Article 9 shall survive termination or expiration of this agreement.


                                   ARTICLE 10
                              TERM AND TERMINATION


10.1 Term: The initial term of this agreement shall commence on the Effective Date and, for each particular Product, shall terminate on the 10th anniversary of the date upon which Genpharm or its Affiliate receives the Product Approval for such Product, unless earlier terminated in accordance with the provisions of this agreement. Thereafter, this agreement shall, in respect of such Product, automatically renew from year to year unless Resources or Genpharm gives written notice of termination to the other at least 180 days prior to the expiration of the initial term or any renewal term, as the case may be, subject to earlier termination as provided in this agreement.

10.2 Payment and Reporting Defaults: Genpharm may, by notice in writing to Resources, terminate this agreement or, at its option, terminate this agreement in respect of the particular Product or Products to which the default herein contemplated relates, if Resources fails to pay to Genpharm any amount payable by it to Genpharm hereunder as and when the same shall have become due and payable or shall have failed to deliver (or caused to be delivered, as the case may be), in timely fashion, the reports or information contemplated in Sections
6.4 or 6.5 hereof, and in either case, such breach shall have continued unremedied for a period of 15 business days after written notice of such breach has been given by Genpharm to Resources; provided that Resources shall not have the right to such 15 business day grace period within which to cure such default and Genpharm shall have the immediate right to terminate the agreement for such breach if Resources shall have previously breached Section 6.4 or 6.5, or failed to remit any sums of at least $100,000.00 to Genpharm when due, in the aggregate, three times in the 12 month period immediately preceding the default in question In the event that Resources has been given notice pursuant to this
Section 10.2 and it disputes the alleged breach, the dispute shall be submitted to arbitration pursuant to Article 13 below and this agreement shall continue in full force until such time as the arbitrator renders his decision. Termination of this agreement pursuant hereto shall be without prejudice to any other right or remedy which Genpharm may have against Resources arising out of the breach in question including the right to obtain compensation for its damages (provided that such right shall be subject to the limitations set forth in Section 9.1 hereof).

10.3 Material Breach: Subject to the provisions of Section 10.2 above, Genpharm or Resources may, by notice in writing to the other, terminate this agreement or, at its option, terminate this agreement in respect only of those Products to which the default in question relates, if such other party shall have breached any of its material duties or obligations under this agreement and such default continues unremedied for a period of 60 days following receipt of notice of such default (or, if such default is capable of being remedied but is not reasonably capable of being remedied within such 60 day period, such longer period of time as is reasonable in the circumstances, not exceeding 90 days in the aggregate, provided that the defaulting party has, within such 60 day period, commenced and thereafter actively and diligently pursues the remedying of such default). In the event that a party has been given notice pursuant to this Section 10.3 and such party disputes the alleged breach, the dispute shall be submitted to arbitration pursuant to Article 13 hereof and this agreement shall continue in full force until such time as the arbitrator renders his decision. The arbitrator shall determine whether or not there has been a breach and/or whether or not the same has been remedied within the required cure period. Termination of this agreement pursuant hereto shall be without prejudice to any other right or remedy the party terminating this agreement may have against the defaulting party arising out of the breach in question including the right to obtain compensation for its damages (provided that such right shall be subject to the limitations set forth in Section 9.1 hereof).

10.4 Events of Default: Genpharm shall have the right to terminate this agreement upon written notice to Resources in the event that any one or more of the following events shall become applicable to Resources or any of its Affiliates to whom any material duty or obligations of Resources hereunder has been delegated or assigned and Resources may terminate this agreement in the event that any one or more of the following events shall become applicable to Genpharm or, at its option, may terminate this agreement in respect only to those Products which are being manufactured by a Manufacturer (other than Genpharm) if any of the following events shall become applicable to a Manufacturer (Resources, its Affiliate, Genpharm or the Manufacturer affected by such event being referred to as the "Party"):

         (i) an order is made or a resolution or other action of such Party is taken for the dissolution, liquidation, winding up or other termination of its corporate existence;

         (ii) the Party commits a voluntary act of bankruptcy, becomes insolvent, makes an assignment for the benefit of its creditors or proposes to its creditors a reorganization, arrangement, composition or readjustment of its debts or obligations or otherwise proposes to take advantage of or shelter under any statute in force in the United States or in the governing jurisdiction of such Party for the protection of debtors;

         (iii) if any proceeding is commenced with respect to a compromise or arrangement, or to have such Party declared bankrupt or to have a receiver appointed in respect of such Party or a substantial portion of its property and such proceeding is not fully stayed or dismissed within 30 days after such commencement;

         (iv) a receiver or a receiver and manager of any of the assets of such Party is appointed and such receiver or receiver and manager is not removed within 30 days of such appointment; or

         (v) such Party ceases or takes steps to cease to carry on its business.

10.5 Ineligible Person: Genpharm or Resources may terminate this agreement in respect of a Product upon 30 days prior written notice to the other party if such party (otherwise than by reason of a breach of its obligations hereunder in respect of such Product) is legally prohibited from performing its obligations hereunder or becomes (or, in case of Resources, its Affiliates become and in the case of Genpharm, a Manufacturer thereof becomes) an Ineligible Person in respect of such Product (and, where the party purporting to terminate this agreement is also the party prohibited from performing or it or its Affiliate as hereinbefore contemplated is the Ineligible Person, it [or such Affiliate, as the case may be], has made diligent best efforts to remove the prohibition or its status as an Ineligible Person) and such prohibition or status as an Ineligible Person has continued uninterrupted for a period of 120 days.

10.6 Force Majeure: Either party may terminate this agreement with respect to a particular Product materially affected by an event of Force Majeure in accordance with the provisions of Section 14.2 hereof (but this agreement shall continue in respect of the other Products which remain subject to this agreement and which are not effected by such Force Majeure event).

10.7 Price Erosion: Either Genpharm or Resources may terminate this agreement in respect of a particular Product (the "Specific Product") on 120 days prior written notice to the other party if, in any calendar year, the Gross Profits derived from Net Sale of such Specific Product is less than 20% of the Gross Sales of the Specific Product during such period.

10.8     Minimum Threshold Sales: If, with respect to a Product:

         (i) in the first 12 month period (such period being herein referred to as the "Period") commencing on the date (the
                  "Commencement Date") which is the 2nd business days immediately following the date upon which the first
                  Availability Notice (as contemplated in Subsection 5.3(a) hereof) is given to Resources hereunder in respect of such Product, the aggregate Net Sales of such Product for such Period is less than the Threshold Amount applicable thereto; or

         (ii) in any subsequent 12 month period (a "Subsequent Period") commencing on the anniversary of the Commencement Date the aggregate number of Units of such Product sold (excluding, for greater certainty, free goods) by Resources and its Affiliates in such Subsequent Period (and included in the Net Sales of such Product for such Subsequent Period) is, without reasonable justification (having regard to such factors as, by way of illustration only but without limitation, the Market Factors [as defined below]) less than 70% of the Units of such Product sold (excluding, for greater certainty, free goods) by Resources and its Affiliates during the Period;

and the shortfall in sales cannot be attributable primarily to the fault of Genpharm, then Genpharm shall have the right to terminate this agreement in respect of such Product upon 90 days prior written notice to Resources.
For purposes of this Section, the term "Market Factor" means:

         (A) the introduction into the Territory of a Competing Product or additional Competing Products during that or a preceding
                  Subsequent Period which had a material adverse effect on the market share of Resources and any other manufacturers and distributors who were at the time of such introduction marketing Competing Products in the Territory;

         (B) a significant price erosion relating to the Product and Competing Products as a result of market forces resulting in a decision by Resources, acting reasonably, not to seek additional and less profitable sales of such Product merely to increase Unit sales of such Product at the expense of Gross Profit;

         (C) the introduction into the Territory of new branded products which materially adversely affected the market for such Product and Competing Products, if any, in the Territory during that or a preceding Subsequent Period;

         (D) the introduction into the Territory of a product which has the same active ingredient and is for the same indication as such Product but which is in a different dosage form and which materially adversely affected the market for such Product and Competing Products, if any, in the Territory in that or a preceding Subsequent Period;

         (E)      Force Majeure (as defined in Section 14.2 hereof).

10.9 Closing Share Purchase: If the closing pursuant to the Stock Purchase Agreement has not occurred on or before July 15, 1998, or if prior to July 15, 1998, the Stock Purchase Agreement is terminated in accordance with the provisions of Section 13.11 thereof, Genpharm may deliver a notice in writing to Resources on or before July 31, 1998 and thereupon this agreement shall immediately terminate in respect of those Products for which Product Approvals have not been received by Genpharm or its Affiliate on or before July 15, 1998 or the date upon which the Stock Purchase Agreement is terminated, whichever is earlier, and shall terminate in respect of all other Products on the first anniversary of the Execution Date (without further notice or formality).

10.10 Non-Compete Obligation of Resources: If Genpharm terminates this agreement (or terminates this agreement in respect of a particular Product or Products only) pursuant to Section 10.2, 10.3 or 10.8 hereof or if Resources terminates this agreement pursuant to Section 10.7 hereof, Resources shall not (and shall not authorize, cause, permit or suffer any of its Affiliates to) directly or indirectly, manufacture, purchase, sell or distribute in the Territory any Competing Products to any Product(s) as to which this agreement has been so terminated for a period of 24 months following the effective date of such termination.

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

10.11 Non-Compete Obligation of Genpharm: If Resources terminates this agreement (or terminates this agreement in respect of a particular Product or Products only) pursuant to Section 10.3 hereof or if Genpharm terminates this agreement pursuant to Section 10.7 hereof, Genpharm shall not (and shall not authorize, cause, permit or suffer any of its Affiliates to) directly or indirectly, sell or distribute such Product(s) in the Territory for a period of 24 months following the effective date of such termination.

10.12 Purchase of Materials and Stock: Upon termination of this agreement by Resources (or termination of this agreement by Resources in respect of certain Products only) pursuant to Sections 10.3 or 10.5 (as a result of Genpharm or a Manufacturer becoming an Ineligible Person or being legally prohibited from performing its obligations hereunder), Genpharm shall, at the request of Resources, repurchase all such Products in respect of which this agreement has so terminated which were supplied by it or on its behalf and which are then in the possession, custody or control of Resources and available for sale (and which have not been adulterated or damaged since they were picked up by the carrier at Genpharm's or a Manufacturer's Plant for delivery to Resources and which remain qualified for sale in the Territory) and all packaging material in the possession, custody or control of Resources which were specifically acquired by Resources for the Products in question and which cannot be used by Resources or its Affiliates for any other products sold by any of them, at the landed cost to Resources of such Products and materials (determined in accordance with generally accepted accounting principles), which purchase price shall be paid within 30 days following delivery of such products and materials by Resources to the carrier for delivery to Genpharm. Genpharm shall also pay all transportation costs associated with shipping or transporting the repurchased Product or materials to Genpharm or to such other place as Genpharm may require.

10.13 Survival: Any cause of action for breach of contract shall survive the termination or expiration of this agreement. The termination or expiration of this agreement shall not affect any right or obligation of Genpharm or Resources existing prior to the effective date of termination or expiration and which is by expressed hereunder to survive termination. Termination or expiration of this agreement shall not affect any right, duty or obligation arising pursuant to
Section 11.3, 11.4, 11.5, 11.6 or 11.7 hereof or Articles 6, 8, 9 or 12 hereof (which shall survive termination).


                                   ARTICLE 11
                   REGULATORY MATTERS AND ACCESS TO FACILITIES


11.1 Access to Genpharm's and Manufacturer's Facilities: Resources shall have the right, upon reasonable advance written notice to Genpharm to inspect each Plant where a Product is being manufactured or stored to monitor compliance by Genpharm and the Manufacturer with the Product Manufacturing Requirements and to otherwise confirm that the Product is being manufactured, and that Genpharm is operating, in compliance with the provisions of this agreement in all material respects. Genpharm shall have the right to have its representatives and/or those of its Affiliate present throughout such inspections. Resources shall promptly notify Genpharm of any non-compliance at such Plant determined through an inspection herein contemplated and upon receipt of such notice, Genpharm shall, or shall cause the applicable Manufacturer to promptly and diligently rectify any non-compliance and implement appropriate procedures with a view to avoiding repetition of such non-compliance prior to commencing or continuing to manufacture the Product(s) in question. Genpharm shall, or shall cause each Manufacturer to, promptly notify Resources, in writing, of any circumstances relating to its Plant that may affect the quality of the Product being manufactured thereat.

11.2 Access to Resources' Storage Facilities: Genpharm shall have the right (through its own representatives and/or by representatives of a Manufacturer), upon reasonable advance notice to Resources, to inspect Resources' and its Affiliate's manufacturing and warehouse facilities which are used to receive, repackage, label, store or handle any Product to ensure compliance with the provisions of this agreement including, without limitation, that the Products are being received, repackaged, labelled, stored and handled in accordance with the Specifications for the Product relating thereto and applicable laws and regulations (including FDA cGMP guidelines) and to otherwise ensure that the Products do not become adulterated or otherwise cease to meet their Specifications as a result of any acts by or omissions of Resources, its Affiliates and their respective agents, employees or those for whom they are at law responsible. Resources shall have the right to have its representatives or those of its Affiliate present throughout such inspection. Genpharm shall promptly notify Resources of any non-compliance determined through an inspection herein contemplated and, upon receipt of such notice, Resources shall promptly and diligently rectify or cause the rectification of any non-compliance and implement or cause the implementation of appropriate procedures with a view to avoiding repetition of such non-compliance. Resources shall promptly notify Genpharm, in writing, of any circumstances relating to its facilities or those of its Affiliates where any of the Products are received, repackaged, labelled, stored or handled that may affect the quality of any Product.

11.3 Detention of Technical Records and Samples: Each of Genpharm and Resources shall keep, or cause its Affiliates to keep, as required, such samples and such records (or copies thereof) in respect of the Products being manufactured, supplied or distributed by it as are required by the applicable Product Manufacturing Requirements and/or applicable law for such period of time as may be required thereunder. Resources shall permit and shall cause its Affiliates to permit Genpharm and the Manufacturers to have access to such samples and original records as are required to be maintained by Resources at all reasonable times upon prior reasonable notice and shall, upon written request, promptly provide Genpharm (or any Manufacturer, as directed by Genpharm) with a copy of all such records.

11.4 Co-operation re Product Safety: Genpharm and Resources shall promptly advise the other of any safety or toxicity problem of which such party or its

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

Affiliate becomes aware regarding a Product being manufactured, supplied or distributed by it, intermediates or other ingredients or processes used in the manufacture such Product.

11.5 FDA Correspondence: Following receipt of a Product Approval for a Product Genpharm and Resources shall provide the other (and Genpharm shall cause each Manufacturer to provide Resources) with a copy of any correspondence or notices received by such party from the FDA relating to or referring to such Product within 10 days of receipt and a copy of any response to any such correspondence or notices with 10 days of making a response.

11.6     Customer Complaints:

(a)      Resources shall notify Genpharm and each Manufacturer, as applicable:

         (i) of any customer complaints or alleged adverse drug experiences ("ADE") relating to a Product promptly following their receipt by Resources or any of its Affiliates (but in any event within 5 days of receipt thereof, except in the case of a Serious ADE [as defined below] in which event Resources shall notify Genpharm and the Manufacturer of same within 24 hours, which latter notification shall be by telephone with a facsimile confirmation immediately following; or

         (ii) of any FDA complaints or complaints of any other governmental or regulatory body, agency or official in the Territory within 48 hours, except on weekends and holidays.

         For purposes of this agreement "Serious ADE" shall mean an adverse event which gives rise to one or more of the following: death, threat to life, new or prolonged in-patient hospitalization, permanent or significant disability or incapacitation, overdose, cancer or congenital abnormality or serious laboratory abnormality which is thought by the reporting physician to be serious or associated with relevant clinical signs or symptoms. Genpharm shall, or shall cause the applicable Manufacturer to, notify Resources in the manner and within the time periods hereinbefore contemplated of any ADE or FDA complaint (or of the complaint of any governmental body, agency or official in the Territory) relating to such Product in respect of the Territory following their receipt by Genpharm or such Manufacturer.

(b) Genpharm shall be responsible for filing or causing the Manufacturer to file any necessary complaint report required by the FDA in accordance with applicable FDA regulations.

(c) To enable Genpharm or the Manufacturer to respond to any requirements of the FDA in connection with a complaint or ADE, Resources agrees to investigate and respond in writing to any complaint or ADE forwarded to it by or a Manufacturer promptly and, in no event, later than 30 days after receipt of the ADE or complaint from Genpharm or a Manufacturer. In addition, Resources shall provide Genpharm and the applicable Manufacturer with a copy of any correspondence, reports, or other documents relating to a complaint or ADE received by Resources or its Affiliate relating to the Product promptly of the receipt thereof and shall also provide to Genpharm (and such Manufacturer) Resources' response thereto within a reasonable period following generation of such document by Resources. Upon the request of Genpharm, Resources shall use reasonable commercial efforts to retrieve and shall cause its Affiliates to use reasonable commercial efforts to retrieve such samples of the Product which are the object of a complaint or ADE to enable Genpharm and/or the applicable Manufacturer to conduct such tests, studies and investigations as it determines to be necessary to respond to such ADE or complaint or to take appropriate corrective action.

11.7     Recalls:

(a) In the event that Genpharm or a Manufacturer shall be required (or shall voluntarily decide) to initiate a recall, product withdrawal or field correction of any Product (a "Recall"), whether or not such Recall has been requested or ordered by the FDA (or any other governmental body, agency or official having jurisdiction in the Territory) or by a court, Genpharm shall, or shall cause the applicable Manufacturer to, notify Resources and Resources shall fully co-operate and shall cause its Affiliates to fully co-operate with Genpharm (and such Manufacturer) in notifying their customers to return all such Product and shall follow any other instructions provided by Genpharm (or such Manufacturer).

(b) In the event that Resources believes that a Recall may be necessary and/or appropriate, prior to taking any action Resources shall immediately notify Genpharm and the applicable Manufacturer and Genpharm and Resources shall co-operate and cause their respective Affiliates to co-operate with each other (and the other's Affiliate) in determining the necessity and nature of the action to be taken.

(c) With respect to any Recall, Genpharm or the Manufacturer shall make all contacts with the FDA and shall be responsible for co-ordinating all of the necessary activities in connection with such Recall and Resources (and its Affiliates) and Genpharm (and its Affiliate) shall each co-operate with the other (and with the other's Affiliate) in recalling the affected Product.

(d) In the event that it is determined by agreement of the parties or by arbitration as herein contemplated that a Recall results solely from any cause or event arising from the manufacture, labelling, storage, handling, or packaging of the Product by Genpharm or a Manufacturer or other cause or event attributable to Genpharm or a Manufacturer, Genpharm shall be responsible for all expenses of such Recall. In the event that it is determined by agreement of the parties or by arbitration as herein contemplated that a Recall results solely from any cause or event arising from the transportation, manufacturing (if applicable), repackaging, labelling, storage, handling, marketing or distribution of the Product by Resources or any of its Affiliates or other cause or event attributable to Resources or any of its Affiliates, Resources shall be responsible for all expenses of such Recall. If:

         (i) within 60 days of the initiation of a Recall, the parties are unable to agree that the cause of such Recall was solely the responsibility of Resources or its Affiliates or Genpharm or a Manufacturer as hereinbefore contemplated; or

         (ii) an arbitrator pursuant to an arbitration initiated by one of the parties in respect of such Recall within the 60 day period contemplated in (i) above, determines that the cause of such Recall was not solely the responsibility of Resources or its Affiliates or of Genpharm or a Manufacturer as hereinbefore contemplated;

         then Resources shall initially pay or reimburse Genpharm and its Affiliates, as the case may be, for the expenses of the Recall but shall be entitled to recover from Genpharm the Applicable Percentage of the expenses so incurred through deductions to and sharing of Gross Profits.

(e) For purposes of this agreement, Recall expenses shall include, but not be limited to, the expenses of notification and destruction or return of the recalled Product, as the case may be, and Resources' (and its Affiliates') and Genpharm's and its Affiliates' reasonable out-of-pocket costs in connection with such Recall including but not limited to reasonable attorney's fees and expenses and credits and recall expenses claimed and paid to customers (the "Recall Expenses"). Each of the parties shall use, and shall cause its Affiliates to use, its reasonable best efforts to minimize the Recall Expenses which it incurs and shall provide to the other, upon request, reasonable evidence of the out-of-pocket expenses being claimed by it. The direct out-of-pocket costs and expenses of the Recall contemplated above shall not include the gross amount invoiced by Resources or its Affiliates to the customers on the sale of the Product recalled, which amount shall be dealt with in accordance with the provisions of Sections 8.2 and shall also not include any Excess Reprocurement Costs (within the meaning of Section 8.3 hereof), which costs shall be paid by Resources (subject to its right to partially recover same through deduction from Gross Profits).

(f) All Product recalled pursuant to this Section 11.7 shall be treated as Product returned to Resources by its customers and the provisions of
         Section 8.2 shall apply thereto.

(g) All communications relating to a Recall shall be held in confidence and shall be subject to the terms of Article 12 hereof.


                                   ARTICLE 12
                                 CONFIDENTIALITY


12.1 Confidential Nature of Agreement: Each of the parties hereto agrees that, without the prior written consent of the other, or except as may be required by

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

law or court order, the existence and terms of this agreement shall remain confidential and shall not be disclosed to any Person other than employees and professional advisers of such party or its Affiliate who reasonably require knowledge of the existence or terms of this agreement and who are bound to such party or its Affiliate by a like obligation of confidentiality. Such employees and advisors will be advised of the nature and existence of the confidentiality undertakings of this agreement and of the applicability of such undertakings to them and will agree to be bound hereby.

12.2 Duty of Confidentiality: Each of Genpharm and Resources agrees to hold in trust and confidence (and to cause its Affiliates to hold in trust and confidence) for the benefit of the other party (and its Affiliates) all Confidential Information of such other party and its Affiliates and each further agree to safeguard, and to cause its Affiliates to safeguard, the Confidential Information of the other (or its Affiliates) to the same extent that it does with its own confidential information and to limit and control copies, extracts and reproductions made of such Confidential Information. Neither party will, without the express written consent of the other, directly or indirectly, use (or authorize, permit or suffer any of its Affiliates to use) any Confidential Information of the other party or of its Affiliates for any purpose other than to implement the provisions of this agreement or in regulatory proceedings or in litigation. Neither party will disclose Confidential Information to any Person, other than its employees or other representatives or those of its Affiliates who have a need to know to fulfill the provisions and intent of this agreement (where such provisions and intent cannot properly be fulfilled without such disclosure) and who have been informed of the confidential nature of the information and have agreed to be bound by the terms hereof. Each of Genpharm and Resources shall use its best efforts to prevent unauthorized use or disclosure of the Confidential Information of the other or its Affiliates and shall use protective measures no less stringent than those used by it in its own business to protect its own confidential information, including segregating such information at all times from the confidential material of others so as to prevent any commingling.

12.3 Compulsory Disclosures: In the event that either Genpharm or Resources (or any of their respective Affiliates) shall be legally compelled or required by a court of competent jurisdiction to disclose all or any part of the Confidential Information of the other (or its Affiliates), it shall provide prompt notice to the other so that such other party (or its Affiliates) may determine whether or not to seek a protective order or any other appropriate remedy. If a protective order or other appropriate remedy is not obtained before such disclosure is required, the party required to make disclosure will disclose only those portions of the Confidential Information in question which it is advised by written opinion of counsel (which opinion shall be addressed to such party and to the other party), it is legally required to disclose and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

12.4 Return of Confidential Information: Upon termination of this agreement each of Genpharm and Resources shall immediately return to the other all material containing or reflecting or referring to any Confidential Information of the other party or its Affiliates (including all notes, summaries, analysis or other documents prepared or derived therefrom) and all copies thereof in any form whatsoever under the power or control of such party or its Affiliates, except that one copy may be retained for legal archival purposes, and such party shall delete such Confidential Information from all retrieval systems and data bases or destroy same as directed by the other party and furnish to the other party, if requested, a certificate of a senior officer of such party certifying such return, deletion and/or destruction. Where this agreement is terminated in respect of a particular Product or Products only then the foregoing obligations shall thereupon apply to Confirmation Information relating to such Product or Products.

12.5 Survival: The obligations of confidentiality contained herein shall survive the termination of this agreement.


                                   ARTICLE 13
                                   ARBITRATION


13.1 Arbitration: Any controversy or claim arising out of, or relating to, this agreement or the breach thereof shall be referred for decision forthwith to a senior executive of each party not involved in the dispute. If no agreement is reached within 30 days of the request by one party to the other to refer the same to such senior executive, then such controversy or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, such arbitration to be held in New York, New York on an expedited basis. Judgement upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.


                                   ARTICLE 14
                      GENERAL CONTRACT TERMS AND CONDITIONS


14.1 Notice: Subject to the express provisions of this agreement, any notice required or permitted to be given under this agreement shall be sufficiently given if in writing and delivered by facsimile (with confirmation of transmittal) or overnight courier (with confirmation of delivery), as well as by prepaid registered mail (with return receipt requested) or hand delivery to the appropriate party at the address set forth below, or at such other address or to the attention of such other individual as such party may from time to time specify for that purpose in a notice similarly given:

         To Genpharm at:

         85 Advance Road,
         Etobicoke, Ontario,
         M8Z 2A6.

         Attention:  Chief Financial Officer
         Fax Number:  (416) 236-2940

         To Resources at:

         One Ram Ridge Road,
         Spring Valley, New York,
         U.S.A. 10977.

         Attention:  Chief Financial Officer
         Fax Number: (914) 425-7922

Any such notice shall be effective (i) if sent by mail, as aforesaid, 5 business days after mailing, (ii) if sent by facsimile, as aforesaid, when sent (with confirmation of receipt), and (iii) if sent by courier or hand delivered, as aforesaid, when received, provided that if any such notice shall have been sent by mail and if on the date of mailing thereof or during the period prior to the expiry of the 5th business day following the date of mailing there shall be a general postal disruption (whether as a result of rotating strikes or otherwise) in the country or territory where the sender or the intended recipient is situated then such notice shall not become effective until the 5th business day following the date of resumption of normal mail service.

Where Resources is authorized or required to notify or otherwise communicate with a Manufacturer other than Genpharm it shall notify or otherwise communicate with such Manufacturer in the foregoing manner (and the provisions hereof shall apply mutatis mutandis) at the address or facsimile number (and to the attention of such individual) as Genpharm shall notify Resources from time to time in accordance with the foregoing notice provisions or at such other address or facsimile number or the attention of such other individual as such Manufacturer may specify in a notice similarly given, provided that a copy of each such notice or other communication shall be forwarded to Genpharm at its address for notice hereunder.

14.2 Force Majeure: Neither party shall be considered to be in default in respect of any obligation hereunder if failure of performance shall be due to Force Majeure (as hereinafter defined). If either party is affected by a Force Majeure event such party shall, within 20 days of its occurrence, give notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is required by such Force Majeure and the non-performing party shall use commercially reasonable efforts to remedy its inability to perform. The obligation to pay money in a timely manner is absolute and shall not be subject to the Force Majeure provisions, except to the extent payment is prohibited by governmental rule or regulations other than rules or regulations incident to bankruptcy or insolvency proceedings of a party. Force Majeure shall mean an unforeseeable or unavoidable cause beyond the control and without the fault or negligence of a party or its Affiliate including, but not limited to, explosion, flood, war (whether declared or otherwise), accident, labour strike or other labour disturbance, inability to obtain materials or services, sabotage, acts of God, newly enacted legislation, newly issued orders or decrees of any Court and any binding act or order of any governmental agency. Notwithstanding anything in this Section, the party to whom performance is owned but to whom it is not rendered because of an event of Force Majeure as contemplated in this Section shall, after the passage of 120 days, have the option to terminate this agreement in respect of the Product affected by such event on 30 days prior written notice to the other party hereto. For greater certainty, Force Majeure in relation to Genpharm's obligation to supply Product hereunder to Resources shall include the inability to obtain the required Product from the Manufacturer thereof as a result of events or circumstances relating to such Manufacturer which would otherwise be an Event of Force Majeure had it occurred in relation to Genpharm.

14.3     Governing Law and Consent to Jurisdiction:

(a) This agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York without giving effect to New York's choice of law provisions.

(b) Subject to Article 13, in connection with any action commenced hereunder, each of the undersigned consents to the jurisdiction of the state and federal courts located in New York City. Genpharm hereby appoints Coudert Brothers, 1114 Avenue of the Americas, New York, New York, 10036, (or any successor firm or to such other address as they or Genpharm may designate in writing) and Resources hereby appoints Hertzog, Calamari & Gleason, 100 Park Avenue, New York, New York, l0017, (or any successor firm or to such other address as they or Resources may designate in writing), as their respective agents upon whom service of process may be made with the same force and effect as if service shall have been made personally upon them.

14.4 Entire Agreement: This agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all negotiations, prior discussions and any agreements relating to the Products. This agreement may not be amended or modified except by a written instrument signed by the parties.

14.5 Waiver: Any waiver of, or consent to depart from, the requirements of any provision of this agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

14.6 Counterparts: This agreement may be executed in identical duplicate copies exchanged by facsimile transmission. The parties agree to execute two identical original copies of the agreement after exchanging signed facsimile versions. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.7 Severability of Provisions: If, for any reason whatsoever, any term, covenant or provision of this agreement or the application thereof to any party or circumstance or in any jurisdiction is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition (a) is deemed to be independent of the remainder of this agreement and to be severable and divisible therefrom and its validity, unenforceability or illegality shall not affect, impair or invalidate the remaining provisions hereof; and (b) continue to be applicable and enforceable to the fullest extent permitted by law in every other jurisdiction and against any party and circumstances other than those as to which or in respect of which it has been held or rendered unenforceable or illegal. To the extent permitted by applicable law, Genpharm and Resources hereby waive any provision of law which renders any provision of this agreement prohibited or unenforceable in any respect. Should any provision of this agreement be so held to be unenforceable, such provision, if permitted by law, shall be considered to have been superseded by a legally permissible and enforceable clause which corresponds most closely to the intent of the parties as evidenced by the provision held to be unenforceable.

14.8 Assignment: Neither this agreement nor rights of a party hereunder may be assigned nor may the performance of any duties hereunder be delegated by Resources or by Genpharm without the prior written consent of the other party. Notwithstanding the foregoing, Genpharm and Resources may delegate from time to time some of their respective duties hereunder to any of their respective Affiliates and, in addition, Genpharm and/or its Affiliate may subcontract the manufacturing of a Product, in whole or in part, to any other Person (whether or not an Affiliate), provided that (i) such subcontracting is done in compliance with all applicable requirements of the FDA); (ii) prior to any such delegation, the delegating party gives written notice thereof to the other party hereto (indicating the duties being so delegated and the duration of such delegation) and (iii) no such delegation or subcontracting shall relieve Genpharm or Resources, as the case may be, of any of its obligations hereunder. Subject to the foregoing this agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

14.9 Non Contravention: Each party represents and warrants that the execution, delivery and performance of this agreement by it will not contravene any other contract or agreement to which it is a party or by which it is bound.

14.10 Compliance: Where, in accordance with the provisions of this agreement, the Affiliate of a party is required to do or omit to do or use reasonable commercial (or other) efforts to do or refrain from doing any act or thing such party shall use reasonable best commercial efforts to cause its Affiliates to comply.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


GENPHARM INC.                             PHARMACEUTICAL RESOURCES, INC.


By:  /s/Ian Jacobson                      By: /s/Kenneth I. Sawyer
   -------------------------------           -----------------------------------
Name: Ian Jacobson                        Name: Kenneth I. Sawyer
Title:  Executive Vice President          Title: President


By:   /s/H. Koziarski
   -------------------------------
Name: H. Koziarski
Title:  Chief Financial Officer

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                                  SCHEDULE "A"
                                   DEFINITIONS

"Affiliate" means, subject to the limitations set forth in (A) and (B) below, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (as used in the terms "controls", "controlled by" and "under common control") means either (i) holding 50% or more of the voting securities of such Person or, (ii) in the case of a Person that has no outstanding voting securities, having the right to 50% or more of the profits of such Person or having the right in the event of dissolution to 50% or more of the net assets of such Person or, (iii) the power to direct or cause the direction of the management and policies of such Person, whether pursuant to the ownership of voting securities, by contract or otherwise; provided, however, that (A) Merck KGaA and its Affiliates shall be deemed not to be Affiliates of Genpharm unless such Person is Merck Generics Group B.V. or a subsidiary of Merck Generics Group B.V. so that by way of illustration only and without limiting the generality of the foregoing, Dey Laboratories, Inc. will not be an Affiliate of Genpharm and
(B) any Person who (but for the exceptions contemplated herein in (A)) is an Affiliate of Merck KGaA on the Effective Date or at any time thereafter and that but for the completion of the transaction contemplated by the Stock Purchase Agreement or the exercise of any rights granted pursuant thereto or in connection with the completion of such transaction would not be an Affiliate of Resources, such Person shall be deemed not to be an Affiliate of Resources so that, for greater certainty, but without limitation, Genpharm and any of its Affiliates shall not be Affiliates of Resources or any of Resources' Affiliates and vice versa;

"ANDA" means the abbreviated new drug application heretofore or hereafter filed by Genpharm or any of its Affiliates with the FDA for or in respect of a Product;

"Applicable Percentage" means:

         (i) subject to (iii) below, in the case of a Product which is developed and registered by Genpharm or its Affiliates based on Product Information provided by a Third Party Licensor, that percentage which will result in Genpharm receiving the aggregate of an amount equal to the Third Party Royalty to be paid to the Third Party Licensor (or as it has directed) by Genpharm and/or its Affiliates in respect of such Products sold in the Territory and [****] of the balance of the Gross Profits;

         (ii) subject to (iii) below, in the case of any other Product, [****]; and

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

         (iii)    where  Resources has  exercised its right  pursuant to Section
                  3.9 hereto to terminate its obligation to fund any further Patent Defence Expenses (as defined in such Section) in respect of a Product (in this definition referred to as the "Specific Product") such percentage which will result in Genpharm receiving the aggregate of (A) an amount equal to the Third Party Royalty to be paid to the Third Party Licensor (or as it has directed) by Genpharm and/or its Affiliates in respect of sales of the Specific Product in the Territory by Resources and its Affiliates and (B) the same proportion of the balance of such Gross Profits (after deducting from Gross Profits the amount contemplated in (A) above) that the Patent Defense Expenses incurred by Genpharm and its Affiliates in respect of such Specific Product to the extent that the same have not been recovered and are not recoverable from Resources pursuant to Section 3.9 hereof is to the total Patent Defense Expenses incurred by Genpharm and its Affiliates in respect of such Specific Product.

"Approved Listing Fee" means, in respect of a Product, listing fees and other similar up-front payments paid by Resources and its Affiliates to unrelated third party customers in consideration for such customers agreeing to buy the Product to the exclusion of other Competing Products for a specified period of time, where:

         (i) the agreement pursuant to which such payment is to be made has been entered into in compliance with the policy relating to listing fees and other similar up-front payments previously approved by Genpharm, or the proposed agreement has been approved in writing by Genpharm;

         (ii) the agreement pursuant to which such payment is to be made has been entered into exclusively to enhance the sale of such Product and is not entered into to directly or indirectly enhance the sale of Resources or any of its Affiliates Other Products (within the meaning of Section 7.3 hereof) or as an incentive for such customer to purchase any Other Products of Resources or its Affiliates;

         (iii) the amount to be paid pursuant to such agreement to such customer plus the amount previously paid to such customer and/or Affiliates of such customer in respect of such Product pursuant to any other similar agreement is less than the sum of [****], or such greater amount as Genpharm may approve in writing, which approval shall not be unreasonably withheld or unduly delayed (and Genpharm shall be deemed to have approved a request for an increased amount to be paid to a customer unless Genpharm notifies Resources within 12 business hours (being hours between 9:00 a.m. and 5:00 p.m., Toronto time, on a business day) of the receipt by Genpharm of a written request for such increased fee or payment that it does not consent to such increased amount; and

         (iv) not more than 2 unrelated third party customers of Resources and its Affiliates have already been paid (or are entitled to receive from Resources or its Affiliates) a listing fee or other similar upfront payment from Resources or its Affiliates in respect of such Product, unless Genpharm consents to increase the number of customers to whom listing fees or similar upfront payments may be made in accordance with the foregoing, which consent shall not be unreasonably withheld or unduly delayed [and Genpharm shall be deemed to have approved a request to the payment of a listing fee or other similar upfront payment to a specified customer where such payment would otherwise be in breach of this paragraph (iv) unless Genpharm notifies Resources within 12 business hours (being hours between 9:00 a.m. and 5:00 p.m., Toronto time, on a business day) of the receipt by Genpharm of a written request for such a payment to such specified customer that it does not so consent];

"business day" means a day other than a Saturday, a Sunday or a day which is a statutory holiday in the Province of Ontario, Canada or the State of New York, United States of America;

"cGMP" means the current Good Manufacturing Practices of the FDA (as in effect from time to time);

"Competing Product" means, with respect to a particular Product, a generic pharmaceutical product which is in the same dosage form, has the same active ingredient, the same strength and is for the same indication as such Product but which is manufactured and supplied by or purchased or acquired from any Person other than Genpharm or its Affiliates;

"Confidential Information" shall mean information disclosed to or obtained by one party from another party (including information obtained by one party as a result of access to the facilities of the other party) either prior to or during the term of this agreement which is non-public, confidential or proprietary in nature (including, without limitation, trade secrets, financial data, product information, manufacturing methods, market research data, marketing plans, identity of customers, or product information [including the nature and source of raw materials, product formulation and methods of producing, testing and packaging]) and which relates to the disclosing party's past, present or future research, development or business activities Confidential Information shall not, however, include information that a party can demonstrate by written evidence:

         (i) is in the public domain (provided that information in the public domain has not and does not come into the public domain as a result of a breach by a party hereto (or any of its Affiliates) of its obligations of confidentiality contained herein;

         (ii) is known by the receiving party prior to disclosure by the other party; or

         (iii) which has been developed by the receiving party independent of any disclosure by the other party;

         (iv) is subsequently, lawfully and in good faith obtained by the receiving party on a non-confidential basis from a third party as shown by documentation sufficient to establish the third party as the source of the information, provided that such third party was not under an obligation to treat such information in a confidential manner and had a lawful right to make such disclosure;

"Deductible Listing Fee" means, in relation to a Product in respect of a period for which Net Sales is being calculated hereunder, the aggregate of those amounts, each of which is the portion of an Approved Listing Fee paid by Resources or its Affiliates in such period or in any prior period amortized, on a monthly basis, over the period of the agreement pursuant to which such Approved Listing Fee is paid, applicable to such period;

"Development Cost" means, in relation to a Product, the out-of-pocket costs and expenses (excluding overhead) incurred in connection with the research and development of such Product for the Territory (which shall include the formulation of such Product, preliminary batch work, analytical development, stability testing and the validation thereof, all comparative work against the branded counterpart of such Product in the Territory and the clinical trials/bioavailability studies) and to obtain a Product Approval for such Product;

"FDA" shall mean the United States Food and Drug Administration (or whatever such agency might be called from time to time), or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States.

"Gross Profits" means, for a Product in respect of any period, Resources' Net Sales of such Product in such period less the aggregate of the following:

(a) the landed cost to Resources of such Product sold in such period by Resources and/or its Affiliate to unrelated third party customers, determined in accordance with generally accepted accounting principles consistently applied, to include, without duplication, the Transfer Price of such Product to Resources, import duties and taxes paid or payable by Resources in respect of purchase or importation of such Product and delivery charges (including insurance) incurred by Resources for the delivery of the Product from the Plant to Resources' Spring Valley, New York, facility;

(b)      Recall Expenses  incurred in such period in respect of such Product;

(c) Excess Reprocurement Costs incurred in such period in respect of such Product; and

(d) Repackaging Expenses incurred by Resources applicable to the quantity of Product sold in such period determined in accordance with generally accepted accounting principles, consistently applied;

For greater certainty, where Product sold by Resources or its Affiliates in a period (the "Resale") had previously been sold by Resources or its Affiliates to an unrelated third party customer in that period or any prior period and returned to Resources or its Affiliates by such customer in such period or a prior period and an amount on account of the landed cost of such Product as contemplated in (a) above has been deducted in calculating Gross Profits in respect of the prior sale for such period or a prior period then the amount to be deducted under Paragraph (a) above in respect of the Resale shall be deemed to be nil.

It is understood and agreed that where Product purchased by Resources has been returned to Genpharm or otherwise disposed of (in a manner approved of by Genpharm) entitling Resources to claim a reduction, refund, remission or other recovery of the import duties or taxes paid or payable by Resources in respect of the purchase or importation of such Product then Resources shall promptly claim such reduction, refund, remission or other recovery of such duties and taxes (and shall promptly file and submit all required documentation to the applicable fiscal authority therefore) and the Gross Profit for the period in which the reduction, refund, remission or other recovery of such duties and taxes is recognized by Resources (or its Affiliates) in accordance with generally accepted accounting principles shall be increased by the amount of the recognized reduction, refund, remission or other recovery of such duties and taxes.

The deduction under (b) and (c) are limited to Recall Expenses or Excess Reprocurement Costs actually incurred in such period and shall not include any amount accrued, provided or reserved for estimated or potential deductions. Excess Reprocurement Costs and Recall Expenses (to the extent they represent amounts payable to unrelated third party customers) shall be considered to be actually incurred only when the payment is made or credit is issued to such customer by Resources or its Affiliates.

"Gross Sales" means, in respect of sale of Units of the Product by Resources and its Affiliates in the Territory, the gross invoice price charged by Resources and its Affiliates to unrelated third party customers less freight, postage and insurance related to the delivery of the Product to such customer to the extent that such amount is charged to such customer and shown separately on such invoice and has been included in the gross invoice price and less sales taxes and other governmental charges imposed upon the sale of such Product by Resources or its Affiliates to such customer (to the extent that such amounts have been included in gross invoice price);

"Manufacturer" means, in respect of a Product, the Affiliate of Genpharm in whose name the Product Approval for such Product is registered;

"Manufacturing Cost" shall mean the cost to Genpharm or the Manufacturer to manufacture (including quality control and testing) and package the Product including, without limitation, the landed cost of raw materials and packaging materials, component costs, energy, labor (salary and benefits) and reasonable overhead charges (not to exceed 20% of the Manufacturing Cost) relating to the manufacture of the Product, and other direct and allocable indirect costs to manufacture such Product, including but not limited to manufacturing charges for material adjustments, for off grade or defective material, handling losses, physical adjustments, salvage and depreciation but specifically excluding costs incurred in research, development, design, marketing, promotion, administration or obtaining the Product Approval, determined in accordance with methods currently employed by Genpharm or such Manufacturer in the manufacture of all products produced in the facility or facilities in which Product is manufactured. If, in the sole discretion of Genpharm or the Manufacturer, all or any portion of the manufacturing or packaging of the Product is subcontracted by such Manufacturer to a third party (or to any Affiliate of Resources) the Manufacturing Costs shall include the amount paid to such third party (or Resources' Affiliate). The Manufacturing Cost of the Product shall be established on the date that the Product Approval for such Product is acquired by Genpharm or the Manufacturer and on the first day of each calendar quarter thereafter, which amount shall be used to determine the Transfer Price of Product manufactured by Genpharm or the Manufacturer for Resources during the period until the next Manufacturing Cost determination date. The parties further acknowledge and agree that where, during a period between Manufacturing Cost determination dates, the variable costs incurred by Genpharm or the Manufacturer to manufacture the Product (and which are included in the Manufacturing Cost) have, in the aggregate, increased or decreased by more than 5%, a pro rata adjustment will be made to the Manufacturing Cost of Products manufactured during such period as agreed upon by Genpharm and Resources or, failing agreement, as determined by arbitration pursuant to Article 13 of this agreement. In determining changes in Manufacturing Cost due to changes in the variable costs incurred by Genpharm or Manufacturer for raw materials and components including active ingredient, such materials shall be used and costed on a first in, first out basis in accordance with generally accepted accounting principles, consistently applied. Within 30 days of the receipt of a Product Approval for such Product, and within 30 days of each Manufacturing Cost determination date, Genpharm shall deliver or cause to be delivered to Resources a statement showing the calculation of the Manufacturing Cost applicable to such period, which statement shall be accompanied by a certificate signed by the Chief Financial Officer of Genpharm or, at Genpharm's option, the Manufacturer of such Product certifying that, to the best of his knowledge, information and belief, after reasonable investigation, such statement is true and correct in all material respects;

"Net Sales" means, in respect of a Product for a period, the gross amount invoiced by Resources and its Affiliates in such period to unrelated third party customers on account of the sale of such Product (excluding amounts for freight, postage, insurance, sales tax and other governmental charges imposed upon such sale which are included in the gross amount invoiced and shown separately on such invoice) plus any other form of revenue (other than interest accruing from or paid by such customers on account of outstanding overdue invoices) or expense reimbursement or recovery recognized by Resources or its Affiliates in such period in accordance with generally accepted accounting principles as a result of commercial arrangements relating to such Product less, without duplication:

         (i) credits issued or payments made by Resources and its Affiliates to unrelated third party customers for or on account of, without duplication, bona fide rebates granted and customary trade discounts (other than prompt payment discounts) actually allowed by Resources or its Affiliates to such customers in the ordinary course of business (except rebates or discounts granted wholly or partially in consideration of such customer's agreement to purchase any service or any product other than the Product unless such rebates or discounts are across-the-board rebates or discounts applied uniformly to the Product and other products or services as part of an overall program of rebates or discounts established by Resources covering substantially all of its products), shelf stock adjustments, chargebacks, returned Product, rejection of damaged Product and billing and shipping errors related to the Product;

         (ii) out-of-pocket costs for freight, postage and insurance incurred by Resources or its Affiliates in the period to deliver the Product to unrelated third party customers to the extent that such amount is not charged to such customer;

         (iii) payments made by Resources and its Affiliates for administrative fees, reimbursements or similar payments to or for Medicaid or any other government programs, hospitals, health maintenance organizations, insurance carriers, or other similar arm's length entity or entities in connection with the purchase or utilization of the Product;

         (iv) Deductible Listing Fees paid by Resources or its Affiliates which are applicable to the period.

It is understood and agreed that:

(a) deductions under (i), (ii), (iii) and (iv) above from the gross amount invoiced or other revenue recognized shall not include any amounts which would be categorized as packaging, relabelling, selling, promotion, marketing or general or administrative expenses in accordance with generally accepted accounting principles;

(b) deductions under (i), (iii) and (iv) above from the gross amount invoiced or other revenue recognized are for actual credits issued or payments made by Resources and its Affiliates and do not include amounts accrued, provided or reserved for estimated or potential deductions;

(c) the deduction under (i) above from the gross amount invoiced or other revenue recognized shall not include any Recall Expenses or Excess Reprocurement Costs credited or paid to such customer or any amount paid or credited to the customer on returned or rejected

         Product to the extent of the Transfer Price of the Product returned or rejected (which amounts shall be dealt with in accordance with the provisions of Sections 8.2 or 8.3 hereof or the definition of "Gross Profit");

(d) no amount shall be deducted under (i), (ii), (iii), (iv) above or otherwise from the gross amount invoiced or other revenue recognized on account of or as an allowance for a bad debt or doubtful account in relation to Product sold by Resources or its Affiliates;

(e) no amount shall be deducted under (i), (ii), (iii), (iv) or otherwise from the gross amount invoiced or other revenue recognized where Resources has the right to recover the amount paid or credited to a customer or other Person from Genpharm pursuant to this agreement and, if any amount previously claimed as such deduction in calculating Net Sales in one period is subsequently recovered or becomes recoverable from Genpharm in another period the amount so recovered shall be added to the Net Sales in the period in which it is recovered or becomes recoverable from Genpharm, it being the intention of the parties hereto that Resources shall not have the right to recover the same expense directly from Genpharm and again through the calculation of Gross Profits hereunder;

(f) no credit or payment to an unrelated third party customer shall be deducted under (i) from the gross amount invoiced or other revenue recognized where such credit or payment is an attempt to directly or indirectly circumvent the restrictions or limitations contained herein as to the nature or quantum of the items which may be deducted hereunder in calculating Net Sales nor shall Resources or its Affiliates reduce the selling price at which the Product is sold to an unrelated third party customer with a view to circumventing such restrictions or limitations; and

(g) in respect of transfers of Product by Resources to its Affiliates (or between Affiliates) for resale, the price at which such products are resold by such Affiliate to third parties (other than other Affiliates) shall be included in Gross Profits and the transfer price between Resources and its Affiliates or between such Affiliates will be disregarded.

"Person" shall be broadly interpreted and shall include an individual, partnership, joint venture, association, corporation, company and any other form of business organization, government, regulatory or governmental agency, commission, department and instrumentality;

"Plant" means the manufacturing facility and/or warehouse used by Genpharm or any other Manufacturer to manufacture or store a Product which is to be supplied to Resources pursuant hereto;

"Product" means the generic pharmaceutical products contemplated in Schedule "B" annexed hereto which are to be developed and manufactured by or on behalf of Genpharm or a Manufacturer and supplied by or on behalf of Genpharm to Resources pursuant hereto;

"Product Approval" means, with respect to a Product, the final and unconditional approval of an ANDA by the FDA enabling Genpharm or the Manufacturer to sell such Product in the Territory;

"Product Information" means, in respect of any Product, all technical information and data relating to such Product, including the chemistry, manufacture, use, formulation and regulatory approval thereof, heretofore or hereafter during the term of this agreement produced or received by, or known to Genpharm or its applicable Affiliate including, without limiting the generality of the foregoing:

(a) where an ANDA approval letter has been issued, a copy of the ANDA as approved and all communication, documents and information relevant to the ANDA submission received from or forwarded to the FDA in connection therewith, including without limitation, any responses to deficiency letters issued by the FDA;

(b)      if an ANDA  submission  has been made but no  approval  letter has been received, the submission to the FDA and all communication, documentation and information received from or forwarded to the FDA in connection therewith including any responses to deficiency letters issued by the FDA; and

(c) if no ANDA submission has been made, all data compiled heretofore or hereafter compiled for submission including, all studies and all communications, documents and information received from or forwarded to the FDA.

Any reference herein to Product Information of a Third Party Licensor or other Person shall have a corresponding meaning, as applicable.

"Product Manufacturing Requirements" shall have the meaning attributed thereto in Section 4.2 hereof;

"Recall" shall have the meaning attributable thereto in Section 11.7 hereof;

"Recall Expenses" shall have the meaning attributable thereto in Section 11.7 hereof;

"Repackaging Expenses" means the cost to Resources or its Affiliates to package the Product including, without limitation, the landed cost of packaging materials and labour (salaries and benefits) and reasonable overhead charges (not to exceed 20% of the Repackaging Expenses) relating to repackaging and labelling of the Product into finished labelled Units, determined in accordance with generally accepted accounting principles, consistently applied. The Repackaging Expenses of a Product shall be determined on the date that the Product Approval for such Product is acquired by Genpharm or the Manufacturer and on the first day of each calendar quarter thereafter, which amount shall be used to determine the Repackaging Expenses of Products packaged into final labelled Units by Resources or its Affiliates during the period until the next Repackaging Expense determination date. The parties further acknowledge and agree that where, during a period between Repackaging Expense determination dates, the variable costs incurred by Resources or an Affiliate to repackage and label a Product (and which are included in the Repackaging Expenses) have, in the aggregate, increased or decreased by more than 5%, a pro rata adjustment will be made to the Repackaging Expenses of Products packaged into final labelled Units during such period as agreed to by Genpharm and Resources or, failing agreement, as determined by arbitration pursuant to Article 13 of this agreement. In determining changes in Repackaging Expenses due to changes in the variable costs incurred by Resources or its Affiliates for packaging material or other supplies, such materials and supplies shall be used and costed on a first in, first out basis in accordance with generally accepted accounting principles, consistently applied;

"Specifications" means the terms and conditions applicable to a Product as described in the Product Approval covering such Product, as the same may be supplemented from time to time;

"Stock Purchase Agreement" means the Stock Purchase Agreement between Pharmaceutical Resources, Inc. and Lipha Americas, Inc. dated as of the 25th day of March, 1998 relating to the purchase by Lipha Americas, Inc., an Affiliate of Merck KGaA, of certain shares of the common stock of Pharmaceutical Resources, Inc.;

"Territory" means the 50 states of the United States of America, plus the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, Samoa and any other territory which, on the Effective Date is a United States government protectorate wherein an ANDA approved by the FDA is required to sell the Product in such territory.

"Third Party Licensor" shall have the meaning attributed thereto in Section 3.1 hereof;

"Third Party Royalty" shall have the meaning attributed thereto in Section 3.1 hereof;

"Transfer Price" means the Manufacturing Cost of the Product supplied by or on behalf of Genpharm to Resources pursuant hereto;

"Threshold Amount" means in respect of the Period, the following percentage of the generic market for the Product (measured in dollars) based upon unit sales as determined through IMS reported sales for such Period:

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

         (i)      if, on the date the Period (as that term is defined in Section
                  10.8 hereof) commences, there are not more than [****] other Competing Products being distributed in the Territory, [****]; or

         (ii)     if,  on the date the  Period  commences,  there  are more than
                  [****]  but  less  than  [****]   Competing   Products   being
                  distributed in the Territory, [****]; or

         (iii) on the date the Period commences, there are more than [****] Competing Products being distributed in the Territory, [****];

"Unit" means an individual packaged finished Product;

                                  SCHEDULE "B"
                                    PRODUCTS


40 generic pharmaceutical products in solid dosage form (capsules and tablets of the same molecule to be treated as different products but varying strengths of the same molecule to be treated as one product) which are, on the Effective Date, under development for the Territory for or on behalf of Genpharm as separately agreed to by Genpharm and Resources

                                  SCHEDULE "C"
                           RESOURCES' CURRENT PRODUCTS




ALLOPURINOL 100 MGedact.wpd          HALOPERIDOL 0.5 MG
ALLOPURINOL 300 MG                   HALOPERIDOL 1.0 MG
                                     HALOPERIDOL 2.0 MG
ALPRAZOLAM 0.25 MG                   HALOPERIDOL 5.0 MG
ALPRAZOLAM 0.5 MG                    HALOPERIDOL 10.0 MG
ALPRAZOLAM 1.0 MG
                                     HYDRALAZINE/HCTZ 25MG/25MG (HYDRA-ZIDE)
ANILORIDE 5MG                        HYDRALAZINE/HCTZ 50MG/50MG (HYDRA-ZIDE)
                                     HYDRALAZINE/HCTZ 100MG/50MG (HYDRA-ZIDE)
ATENOLOL 50MG
ATENOLOL 100MG                       IBUPROPEN 200MG
                                     IBUPROPEN 400MG
BENZTROPINE MESYLATE 0.5MG           IBUPROPEN 600MG
BENZTROPINE MESYLATE 1MG             IBUPROPEN 800MG
BENZTROPINE MESYLATE 2MG
                                     IMIPRAMINE HCI 10MG
CAPTOPRIL 12.5MG                     IMIPRAMINE HCI 25MG
CAPTOPRIL 25.5MG                     IMIPRAMINE HCI50MG
CAPTOPRIL 50.5MG
CAPTOPRIL 100MG                      ISOSORBIDE DINITR. 5MG ORAL
                                     ISOSORBIDE DINITR. 10MG ORAL
CARISOPRODOL & ASPRIN 200/325MG      ISOSORBIDE DINITR. 20MG ORAL
                                     ISOSORBIDE DINITR. 30MG ORAL
DEXAMETHASONE 0.25MG
DEXAMETHASONE 0.50MG                 MECLIZINE 12.5MG

DEXAMETHASONE 0.75MG                 MECLIZINE 25.0MG
DEXAMETHASONE 1.50MG
DEXAMETHASONE 4.0MG                  MEGESTROL ACETATE 20MG
DEXAMETHASONE 6.0MG                  MEGESTROL ACETATE 40MG

DOXEPIN 10MG                         METHOCARBAMOL & ASPIRIN 400/325MG
DOXEPIN 25MG
DOXEPIN 50MG                         METOPROLOL TARTRATE 50MG
DOXEPIN 75MG                         METOPROLOL TARTRATE 100MG
DOXEPIN 100MG
DOXEPIN 150MG                        MINOXIDIL 2.5MG
                                     MINOXIDIL 10.0MG
FLUPHENAZINE HCI 1.0MG
FLUPHENAZINE HCI 2.5MG               NICOTINE PATCH 7MG
FLUPHENAZINE HCI 5.0MG               NICOTINE PATCH 14MG
FLUPHENAZINE HCI 10.0MG              NICOTINE PATCH 21MG

FLURAZEPAM 15MG                      NYSTATIN ORAL TABS 500,000 UNITS
FLURAZEPAM 30MG
                                     PINDOLOL 5MG
GLIPIZIDE 5MG                        PINDOLOL 10MG
GLIPIZIDE 10MG
                                     PIROXICAM 10MG

                                     PIROXICAM 20MG

SILVER SULFADIAZINE 1% 25GM TUBE
SILVER SULFADIAZINE 1% 50GM JAR
SILVER SULFADIAZINE 1% 50GM TUBE
SILVER SULFADIAZINE 1% 85GM TUBE
SILVER SULFADIAZINE 1% 300GM JAR
SILVER SULFADIAZINE 1% 1000GM JAR
SILVER SULFADIAZINE AF 1% 50GM JAR
SILVER SULFADIAZINE AF 1% 400GM JAR
SILVER SULFADIAZINE AF 1% 1000GM JAR

TEMAZEPAM 15MG
TEMAZEPAM 30MG

TRIAZOLAM 0.125MG
TRIAZOLAM 0.25MG

ZORPRIN (ASPIRIN) 800MG (BRAND)